UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

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Modine Manufacturing Company
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1500 DeKoven Avenue
Racine, Wisconsin 53403-2552

Notice of Annual Meeting of Shareholders

To the Shareholders of Modine Manufacturing Company:

Notice is hereby given that the Annual Meeting of Shareholders of Modine Manufacturing Company will be held in virtual format on Thursday, August 17, 2023, at 8:00 a.m. CDT. There will be no physical location for the Annual Meeting.

You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/MOD2023 where you will be able to attend and participate online, vote your shares electronically, and submit questions prior to and during the meeting.

Who may vote:

You may vote if you were a shareholder of record at the close of business on June 23, 2023, which is the Record Date for the Annual Meeting.

Matters to vote on:

1.	Election of the Company-nominated slate of three directors for terms expiring in 2026;

2.	Advisory approval of the Company’s named executive officer compensation;

3.	Advisory vote on the frequency of shareholder advisory votes on the Company’s named executive officer compensation;

4.	Ratification of the appointment of the Company’s independent registered public accounting firm; and

5.	Consideration of any other matters properly brought before the shareholders at the meeting.

As permitted under the Securities and Exchange Commission’s rules, for the 2023 Annual Meeting, we have elected to furnish our proxy materials over the Internet.  Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the attached proxy statement and our annual report to shareholders via the Internet, and how to vote online.

Holders of a majority of the votes entitled to be cast must be present in person or by proxy in order for the Annual Meeting to be held.  Regardless of whether you expect to attend the Annual Meeting virtually, you are urged to vote electronically via the Internet, by a telephone vote or, as applicable, by completing and mailing the proxy card.  Instructions for electronic voting via the Internet and telephonic voting are contained in the Notice, or, as applicable, on the accompanying proxy card.  If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.  You may revoke your proxy at any time before it is voted by advising the Company’s Secretary in writing (including by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 17, 2023: The annual report to shareholders and proxy statement of Modine Manufacturing Company are available for review at www.virtualshareholdermeeting.com/MOD2023. Instructions on how to access and review the materials on the Internet can be found on the Notice and the accompanying proxy card.

By order of the Board of Directors,

Isioma Nwabuzor
Associate General Counsel and Assistant Corporate Secretary
July 7, 2023

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors (the “Board of Directors” or the “Board”) of Modine Manufacturing Company (the “Company” or “Modine”) nominated three current members of the Board, Eric D. Ashleman, Marsha Williams, and William A. Wulfsohn, to stand for election at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). A third-party search firm identified Mr. Wulfsohn for consideration by the Corporate Governance and Nominating Committee, and Mr. Wulfsohn was appointed to the Board on September 23, 2022.  If elected, each director would serve until the 2026 Annual Meeting of Shareholders and the election of his or her successor.  The persons appointed as proxies will vote “FOR” the election of these nominees, unless instructions to the contrary are given to them.  The nominees have indicated that they are able and willing to serve as directors.  While it is not anticipated that any of the nominees will be unable to take office, if that happens, the proxies will vote “FOR” the substitute nominee(s) designated by the Board of Directors.

Larry O. Moore is retiring and will not be standing for reelection at the Annual Meeting.  Mr. Moore served as a director of the Company since 2010.  The Company is grateful to Mr. Moore for his years of dedicated service to the Company and its shareholders.

The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms.  The Board of Directors currently consists of ten members.  Following the Annual Meeting, each class will consist of three directors.

In accordance with the Company’s Bylaws, a director shall hold office until (i) the end of such director’s term and until the director’s successor shall have been elected, (ii) there is a decrease in the allowable number of directors, or (iii) his or her death, resignation or removal.  Vacancies may be filled by the shareholders or the remaining directors. See Selection of Nominees to the Board of Directors below.  The Company’s Bylaws require that each director retire at the close of the term in which he or she attains the age of 72 years, except that the provision will not apply to any director who has been exempted from it by a resolution passed by a two-thirds vote of the Board of Directors.  Based on her continued significant contributions to the Board, including as its Chairperson, and her indicated willingness and desire to continue to serve, the Board of Directors unanimously determined to exempt Ms. Williams from the retirement age requirements for purposes of her nomination for election to another term at the Annual Meeting.

Qualifications of Modine’s Board of Directors

Qualifications of Modine’s Board of Directors as a Governing Entity

Modine’s Board consists of proven leaders from various industries, disciplines, and end markets who have the knowledge and experience necessary for a deep understanding of Modine, its products, and its businesses.  That knowledge and experience has been gained or enhanced in a wide variety of ways, including through years of service on Modine’s Board, employment with industry leaders that have business models and strategies similar to the Company’s or product markets important to the Company, and leadership positions in technologically innovative institutions.  The Board benefits from the interplay among a group of directors who have diverse and distinguished backgrounds, which are described in further detail in this section.  Modine’s directors are dedicated individuals with high integrity and discipline who have a strong desire to use their skills to govern Modine in a responsible manner.

Individual Qualifications of the Members of Modine’s Board of Directors

The Board of Directors’ Corporate Governance and Nominating Committee (the “Governance Committee”), a committee consisting of five independent directors of the Company, has determined that the Board needs certain specialized expertise as well as broad leadership experience to direct the Company to achieve its strategic goals.  The Governance Committee considers the following qualities and experiences to be necessary for the proper functioning of a Board of a responsible, global, diversified industrial company:

•	Business operations leadership;

•	Relevant industry experience;

•	Global business experience;

•	Financial expertise;

•	Technological expertise;

•	Corporate governance expertise;

•	Financial markets experience; and

•	Strategic planning and execution expertise, including mergers and acquisitions experience.

In addition, from time to time, the Governance Committee considers additional attributes that are more specific to the Company’s strategic and business emphasis at any given point.

A description of the qualities provided by each Board member is included below with the description of the individual’s experience and public company directorships, all as of June 23, 2023.

Board Skills Matrix

The chart below summarizes the specific qualifications, attributes, and skills for each continuing director.  An “X” in the “Skills” section of the chart below indicates that the item is a specific reason that the director was nominated to serve on the Board.  The lack of an “X” does not mean that the director does not possess that qualification or skill.  Rather, an “X” indicates a specific area of focus or expertise of a director on which the Board currently relies.

	Mr. Ashleman	Mr. Brinker	Dr. Garimella	Ms. Harper	Mr. Patterson	Ms. Williams	Mr. Wilson	Mr. Wulfsohn	Ms. Yan
Skills
Business Operations Leadership	X	X			X		X	X	X
Relevant Industry Experience	X	X			X		X		X
Global Business Experience	X	X		X	X	X	X	X	X
Financial Expertise	X			X		X	X	X
Technological Expertise			X				X		X
Corporate Governance Expertise	X			X	X	X		X	X
Financial Markets Experience				X		X		X
Strategic Planning and Execution Expertise	X	X	X	X	X	X	X	X	X
Demographics
Race/Ethnicity
African American
Asian/Pacific Islander			X						X
White/Caucasian	X	X		X	X	X	X	X
Gender
Male	X	X	X		X		X	X
Female				X		X			X

2023 Nominees for Director

Based upon the recommendation of the Governance Committee, the Board approved the nominations of Mr. Eric D. Ashleman, Ms. Marsha C. Williams and Mr. William A. Wulfsohn for election as directors.  Mr. Ashleman, Ms. Williams and Mr. Wulfsohn are considered independent under the New York Stock Exchange (“NYSE”) corporate governance listing standards.  Mr. Wulfsohn was appointed by the Board in September 2022 following an independent search process to fill a vacant Board position.  Mr. Ashleman and Ms. Williams were last elected to the Board in 2020, at which time they each received the support of over 92 percent of the votes cast.

Director Resignation Bylaw

Under the Company’s Bylaws, if an incumbent director fails to receive the affirmative vote of a majority of votes cast in an uncontested election, such director is required to promptly tender his or her resignation to the Board.  The Nominating Committee will then recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will act on the recommendation of the Nominating Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the certification of the results of the election.

The Board of Directors recommends a vote “FOR” Mr. Eric D. Ashleman, Ms. Marsha C. Williams, and Mr. William A. Wulfsohn.

Vote Required for Approval

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Nominees for Election as Directors with Terms Expiring in 2026:

Eric D. Ashleman Age 56	Current Position:
Chief Executive Officer and President of IDEX Corporation.

Mr. Ashleman became the Chief Executive Officer of IDEX Corporation in December 2020 after becoming President in February 2020.  Since 2008, Mr. Ashleman has served in a variety of capacities at IDEX, which is a developer, designer and manufacturer of fluidics systems and specialty engineered products.  Prior to becoming the Chief Executive Officer and President of IDEX Corporation, Mr. Ashleman served in the following capacities at IDEX: President of Gast Manufacturing; President, Gast Manufacturing and Global Dispensing; Vice President and Group Executive, Fire, Safety and Diversified Segment; Senior Vice President and Group Executive, Health and Science Technology, and Fire, Safety and Diversified Segments; Senior Vice President and Chief Operating Officer; and President and Chief Operating Officer.  Prior to joining IDEX, Mr. Ashleman served as President of Schutt Sports from 2006 to 2008.

Director since 2019	Experience:

	Public Company Directorships:	IDEX Corporation

Specific Attributes and Skills for Mr. Ashleman:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Ashleman has acquired business operations leadership through his many roles at IDEX Corporation, and particularly in his current role as Chief Executive Officer and President, where he is responsible for leading and managing a diversified industrial company.

Relevant Industry Experience
Mr. Ashleman serves as Chief Executive Officer and President of IDEX Corporation, a global, diversified industrial company that manufactures for and sells into numerous markets also served by the Company, including the automotive, energy and industrial sectors.

Global Business Experience
Mr. Ashleman has acquired substantial global business experience through his roles with IDEX Corporation, and particularly in his current role as Chief Executive Officer and President, as he leads and manages a global, diversified industrial company.

Financial Expertise	Mr. Ashleman has acquired significant financial expertise through his roles at IDEX Corporation and through his previous role as President of Schutt Sports.

Corporate Governance Expertise
Through his roles at IDEX Corporation, including as a member of its Board of Directors, and through his previous role as President of Schutt Sports, Mr. Ashleman has obtained considerable corporate governance expertise.

Strategic Planning and Execution Expertise	Mr. Ashleman has developed short- and long-term strategic planning and execution expertise through his numerous roles at IDEX Corporation, and through his previous role as President of Schutt Sports.

Marsha C. Williams Age 72	Current Position:	Retired.
Director since 1999	Experience:
Ms. Williams retired as Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., an online travel company (July 2007 - December 2010).  Prior to joining Orbitz Worldwide, Inc., Ms. Williams was Executive Vice President and Chief Financial Officer (2002 – February 2007) of Equity Office Properties Trust, a real estate investment trust.  Prior to that time, Ms. Williams was Chief Administrative Officer of Crate and Barrel and served as Vice President and Treasurer of Amoco Corporation; Vice President and Treasurer of Carson Pirie Scott & Company; and Vice President of The First National Bank of Chicago.

	Public Company Directorships:	Fifth Third Bancorp; Crown Holdings, Inc.; and Davis Funds

Ms. Williams was previously a Director for Chicago Bridge & Iron N.V. from 1999-2018, and for McDermott International Inc. from 2018-2020 following its acquisition of Chicago Bridge & Iron N.V.

Specific Attributes and Skills for Ms. Williams:

Expertise	Discussion of Skills and Attributes

Global Business Experience
Ms. Williams was an executive officer of Orbitz Worldwide, Inc. and is currently a director of several public companies with global operations.  In these roles, Ms. Williams has accumulated extensive knowledge of global finance, capital management, internal controls and human resources.

Financial Expertise
As Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., and Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, Ms. Williams gained significant financial acumen relating to complex, global companies.

Corporate Governance Expertise	Ms. Williams serves on the board of several public companies, and is the former Lead Director of the Fifth Third Bancorp Board of Directors.

Financial Markets Experience
As the former Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, and current board member of Fifth Third Bancorp, Ms. Williams has significant experience in the financial markets in which the Company competes for financing.

Strategic Planning and Execution Expertise	Ms. Williams has engaged in all facets of strategic planning and execution, particularly through her roles with Orbitz Worldwide, Inc. and Equity Office Properties Trust.

William A. Wulfsohn Age 61 Director since 2022	Current Position: Experience:
Former Chairman and Chief Executive Officer of Ashland Global Holdings.

Mr. Wulfsohn served as Chairman and Chief Executive Officer of Ashland Global Holdings, a global leader in providing specialty chemical solutions to customers in a wide range of customer and industrial markets, from 2015 to 2019.  He was also a Director and Non-Executive Chairman of Valvoline Inc., a leading worldwide producer and distributer of premium-branded automotive, commercial and industrial lubricants and automotive chemicals, from 2016 until 2018.  His prior employment includes strategic, M&A and international experience in senior roles, including President and Chief Executive Officer at Carpenter Technology Corporation, Senior Vice President, Coatings at PPG Industries and Vice President and General Manager – Nylon System at Honeywell International Inc.

	Public Company Directorships:	Avient Corporation

Specific Attributes and Skills for Mr. Wulfsohn:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Mr. Wulfsohn acquired his business operations experience as the former Chairman & CEO of Ashland Global Holdings.

Global Business Experience	Mr. Wulfsohn acquired extensive executive and leadership experience through his roles with Ashland Global Holding and PPG Industries, each of which has extensive global business operations.

Financial Expertise	Mr. Wulfsohn acquired significant financial expertise through his role at Ashland Global Holdings, where he led an IPO, and through his previous role at Carpenter Technology Corporation.

Corporate Governance Expertise
In his role as Chairman & CEO of Ashland Global Holdings, and through his directorship experience, Mr. Wulfsohn has acquired significant experience in implementing effective corporate governance practices.

Financial Markets Experience	As Chairman & CEO of Ashland Global Holdings and as CEO of Carpenter Technology, Mr. Wulfsohn had significant experience in financial markets and with investors.

Strategic Planning and Execution Expertise
Through his roles at Ashland Global Holdings, Carpenter Technology Corporation, and PPG Industries, Mr. Wulfsohn acquired extensive experience in leading and implementing long- and short-term organizational strategies.

Directors Continuing in Service for Terms Expiring in 2025:

Neil D. Brinker Age 47 Director since 2020	Current Position: Experience:
President and Chief Executive Officer of Modine since 2020.

Prior to joining Modine, Mr. Brinker was President and Chief Operating Officer of Advanced Energy Industries, Inc. (“AE”) since May of 2020, and joined AE in June of 2018 as its Executive Vice President & Chief Operating Officer.  Before joining AE, Mr. Brinker served as a Group President at IDEX Corporation from July 2015 to June 2018 after holding leadership roles at IDEX from April of 2012 to July 2015.  Mr. Brinker also held numerous management roles at Danaher Corporation from 2007 to 2012, as well as various operations roles at General Motors from 2001 to 2007.

Specific Attributes and Skills for Mr. Brinker:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Mr. Brinker serves as President and Chief Executive Officer of the Company. He has obtained substantial business operations leadership experience through his roles at AE, IDEX and Danaher.

Relevant Industry Experience	As an Executive Officer of AE, and a business leader at both IDEX and Danaher, Mr. Brinker has significant experience in leading and transforming diversified industrial companies.

Global Business Experience	At AE, IDEX and Danaher, and now as President and Chief Executive Officer of Modine, Mr. Brinker’s responsibilities have included global oversight of P&L, operations, M&A, human capital and strategy.

Strategic Planning and Execution Expertise
In addition to his direct responsibility for M&A activity at AE, IDEX and Danaher, Mr. Brinker has extensive experience in both setting and overseeing the execution of strategy and growth for diversified industrial companies.

Katherine C. Harper Age 60 Director since 2022	Current Position: Experience:
Retired.

Ms. Harper retired as Chief Financial Officer of BDP International, a private global logistics and transportation solutions company.  Ms. Harper served in this capacity from 2019 until her retirement in 2022.  Prior to BDP International, Ms. Harper served as Chief Financial Officer of AgroFresh Solutions, a global public agricultural solutions provider, where she oversaw Finance, Strategy, Business Development and Investor Relations.  She was also previously SVP and Chief Financial Officer of Tronox, a global public chemicals and mining company, and held various senior roles with Rio Tinto Group, one of the world’s largest metals and mining corporations.

	Public Company Directorships:	Sasol Limited (South Africa)

Specific Attributes and Skills for Ms. Harper:

Expertise	Discussion of Skills and Attributes

Global Business Experience	Ms. Harper has had a distinguished financial career across many global industries including chemicals, mining, industrial manufacturing, distribution and security services.

Financial Expertise	Ms. Harper is a financial expert with extensive experience in compliance, assurance and enterprise risk management. In addition, Ms. Harper also serves as a member of the audit committee of Sasol.

Corporate Governance Expertise
In her role as Chief Financial Officer of BDP International, Ms. Harper gained significant experience implementing effective corporate governance practices.  In addition, Ms. Harper currently serves on the board and the audit committee of Sasol Limited.

Financial Markets Experience	As Chief Financial Officer of BDP International, AgroFresh and Tronox, Ms. Harper has significant experience in the public and private financial markets which the companies utilized for financing.

Strategic Planning and Execution Expertise	Ms. Harper has been heavily engaged in strategic planning activities throughout her career, particularly through her role as SVP and Chief Financial Officer of Tronox and roles with Rio Tinto Group.

David J. Wilson Age 54 Director since 2022	Current Position: Experience:
President and Chief Executive Officer of Columbus McKinnon Corporation.

Mr. Wilson is President and Chief Executive Officer of Columbus McKinnon Corporation, one of the world's largest producers of intelligent motion equipment for lifting, positioning, and securing all kinds of large materials.  Prior to joining Columbus McKinnon, Mr. Wilson led the significant transformation of Flowserve Corporation’s Pumps Division while serving as its President.  Prior to Flowserve, Mr. Wilson served as the President of SPX FLOW’s Industrial Segment and before that, SPX Corporation’s Industrial Segment.

	Public Company Directorships:	Columbus McKinnon Corporation

Specific Attributes and Skills for Mr. Wilson:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Wilson serves as President and Chief Executive Officer of Columbus McKinnon Corporation.  Mr. Wilson also gained significant business operations leadership experience in his roles as President of Flowserve Corporation, President of SPX Flow’s Industrial Segment and President of SPX Corporation’s Industrial Segment.

Relevant Industry Experience
Mr. Wilson has an extensive understanding of highly engineered equipment and technologies, including engineered flow components such as heat pumps and heat exchangers.  Mr. Wilson also has experience in the heating, ventilation and air conditioning markets and the power transmission and generation markets.

Global Business Experience
Mr. Wilson’s experience at SPX included the leadership of multiple global operating businesses along with tenure as an expatriate living in China for six years where he developed extensive global P&L management experience.

Financial Expertise	Mr. Wilson has developed substantial financial expertise through his roles at Columbus McKinnon Corporation, Flowserve Corporation and SPX Corporation.

Technological Experience	Through his engineering background and his roles at Flowserve Corporation and SPX Corporation, Mr. Wilson has acquired significant experience in application-based technology.

Strategic Planning and Execution Expertise
Mr. Wilson has been heavily engaged in strategic planning activities throughout his career, particularly through his numerous roles with SPX where he led several successful corporate development initiatives.

Directors Continuing in Service for Terms Expiring in 2024:

Dr. Suresh V. Garimella Age 59 Director since 2011	Current Position: Experience:
President, University of Vermont.

Dr. Garimella was appointed President of the University of Vermont (“UVM”) in 2019. Under his leadership, UVM has achieved record enrollment figures and grown its research funding by nearly 50 percent. Since 2018, Dr. Garimella has been a member of the National Science Board (“NSB”), which oversees the National Science Foundation and serves as an independent body of advisers to both the President of the United States and Congress on science and technology policy. He chairs the NSB’s Committee on Strategy. He also serves on the Sandia National Laboratories’ Research Advisory Board, and is a Fellow of the National Academy of Inventors.

From 2014 to 2019, Dr. Garimella was Executive Vice President for Research and Partnerships at Purdue University, where he was Goodson Distinguished Professor of Mechanical Engineering and Founding Director of the Cooling Technologies Research Center. Dr. Garimella also served as a Jefferson Science Fellow at the U.S. Department of State and as a Senior Fellow for Energy and Climate Partnership of the Americas for five years.

Dr. Garimella received his Bachelor of Technology from Indian Institute of Technology, Madras, India, his Master of Science from The Ohio State University, and his Ph.D. from the University of California at Berkeley, all in Mechanical Engineering.

Specific Attributes and Skills for Dr. Garimella:

Expertise	Discussion of Skills and Attributes

Technological Expertise	Dr. Garimella is a renowned expert in thermal management and heat transfer technology, which is central to the success of the Company.

Strategic Planning and Execution Expertise
In his current position, Dr. Garimella is responsible for setting the strategy for the UVM to achieve its mission and vision, all in collaboration with the University’s Board of Trustees.  Dr. Garimella has promoted the UVM’s longstanding commitment to sustainability, a commitment that was underscored in July 2020 when the University’s Board of Trustees voted unanimously to divest the University’s endowment of fossil fuel investments. Previously, he was deeply engaged with the development and execution of Purdue University’s strategic plans and, in particular, the plans relating to the University’s strategic research initiatives and partnerships, both within and outside the United States.  In addition, Dr. Garimella is Chair of the NSBs Committee on Strategy, which is responsible for setting short- and long-term strategy and objectives for the National Science Foundation.

Christopher W. Patterson Age 69 Director since 2010	Current Position: Experience:
Retired.

Mr. Patterson retired as President and Chief Executive Officer of Daimler Trucks North America LLC, a leading producer of heavy-duty and medium-duty trucks and specialized commercial vehicles in North America.  Mr. Patterson served in this capacity from 2005 until his retirement in 2009.  Prior to this, he held senior positions, including as Senior Vice President, Service & Parts, with Freightliner LLC (predecessor to Daimler Trucks North America), and other international, commercial truck producers.

	Public Company Directorships:	Finning International Inc., Vancouver, B.C. (Canada)

Specific Attributes and Skills for Mr. Patterson:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Patterson gained his business operations leadership experience as President and Chief Executive Officer of Daimler Trucks North America LLC and brings extensive strategic sales and marketing experience to the Company’s Board.

Expertise	Discussion of Skills and Attributes

Relevant Industry Experience	Mr. Patterson has a significant understanding of commercial truck markets and the operations of global commercial vehicle Original Equipment Manufacturers (OEMs).

Global Business Experience	Mr. Patterson’s extensive executive and leadership experience, as described above, gives him valuable insight into the complexities, challenges and issues facing global manufacturing businesses.

Corporate Governance Expertise
Mr. Patterson has significant corporate governance experience from his role as President and Chief Executive Officer of Daimler Trucks North America LLC. In addition, Mr. Patterson serves on the board of another public company and serves on the boards of several privately-held companies.  In these board roles, Mr. Patterson serves on audit and compensation committees, as well as a safety, environment, and social responsibility committee of a publicly traded company. Through these engagements, Mr. Patterson has gained a significant understanding of corporate governance matters.

Strategic Planning and Execution Expertise
Through his many roles at Daimler Trucks North America LLC, and particularly in his position as President and Chief Executive Officer, Mr. Patterson obtained significant experience in establishing and executing on that entity’s short- and long-term strategic plans.

Christine Y. Yan Age 57 Director since 2014	Current Position: Experience:
Retired.

Ms. Yan retired from Stanley Black & Decker, Inc., a diversified global provider of power and hand tools and, Engineered Fastening Systems, for Automotive and other industries in November 2018. Ms. Yan held several executive roles with the company, including Vice President of Integration, Stanley Black & Decker, Inc.; President of Asia, Stanley Black & Decker, Inc.; President of Storage and Workspace Systems; integration leader of Stanley Engineered Fastening Group; President of the Americas business of Stanley Engineered Fastening; and President of Stanley Engineered Fastening’s Global Automotive business.

	Public Company Directorships:	Onsemi; Ansell Limited; and Cabot Corporation

Specific Attributes and Skills for Ms. Yan:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Ms. Yan gained her business operations experience as the leader of various business units within Stanley Black & Decker, Inc.

Relevant Industry Experience
Ms. Yan gained experience in vehicular, electronics and general industrial sectors through her roles as President of Asia of Stanley Black and Decker, President of Americas and President of Global Automotive of Stanley Engineered Fastening.

Global Business Experience
Ms. Yan has gained a significant understanding of a variety of industrial markets through her experience as President of Asia, President of Storage and Workplace Systems, and President of Americas for Stanley Black & Decker, Inc.

Corporate Governance Expertise	In addition to her tenure as a director of Modine, Ms. Yan serves on the board of three other public companies.

Technological Expertise
Ms. Yan’s engineering background and past positions at Stanley Black & Decker, Inc. have provided her with significant exposure to and experience with technologically sophisticated business operations.

Strategic Planning and Execution Expertise	Ms. Yan has acquired substantial expertise in strategic planning as the leader of numerous significant business units within Stanley Black & Decker, Inc.

CORPORATE GOVERNANCE

The Company’s business is managed under the direction of its Board of Directors, pursuant to its Amended and Restated Articles of Incorporation, its Bylaws, and the laws of the State of Wisconsin.  Members of the Board of Directors are kept informed of the Company’s operations through discussions with the CEO and key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Company reviews and evaluates its corporate governance policies and practices, particularly in light of the rules of the Securities and Exchange Commission (“SEC”) and the NYSE, and believes that its current policies and practices meet these requirements.  The Company’s corporate governance policies, including its Guidelines on Corporate Governance and charters for committees of the Board, are available on its website, www.modine.com, and are also available in print to any shareholder or other interested person upon request.

Code of Conduct

The Company’s Code of Conduct (the “Code”) summarizes the compliance and ethical standards and expectations the Company has for all its employees (including the principal executive officer, principal financial officer and principal accounting officer) and directors with respect to their conduct in furtherance of Company business.  It contains procedures for reporting suspected violations of the Code, including procedures for the reporting of questionable accounting or auditing matters or other concerns regarding accounting, internal accounting controls or auditing matters.  The Company has established a Business Ethics Program that includes an Internet and phone Helpline through which employees and others may report concerns regarding such matters in confidence and, if desired, anonymously.  A copy of the Code, and more information about the Business Ethics Program, is available on the Company’s website, www.modine.com. These materials are also available in print to any shareholder or other interested person upon request.  If we make any substantive amendment to the Code, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if the Board of Directors grants a waiver of the Code to an executive officer or director, we will disclose the nature of such waiver on our website, in a press release or in a current report on Form 8-K.

Director Independence

The Company’s Guidelines on Corporate Governance require that a majority of the Board’s members be independent.  The Company also believes it is in its best interest to have the President and CEO of the Company serve as a director.  At a minimum, to qualify as “independent,” a director must meet the independence standards of the NYSE.  The Governance Committee assesses independence regularly, and each director is responsible for bringing any changes in their status that may affect their independence to the attention of the Governance Committee.  In addition, on an annual basis the directors complete a questionnaire prepared by the Company that is designed to elicit information that the Board uses to assess director independence.  At least annually, the Board reviews the relationships that each director has with the Company.  Only those directors that the Board affirmatively determines have no material relationship with the Company, and who do not have any of the relationships that prevent independence under the standards of the NYSE, are considered to be independent directors.

The Board has determined that all the current directors, other than Mr. Brinker, are independent within the meaning of the listing standards of the NYSE.  The Board concluded that none of these directors has any of the relationships with the Company set forth in the NYSE listing standards or any other business or other relationships with the Company that would preclude a determination of his or her independence.  Mr. Brinker is not independent due to his position as President and CEO of the Company.

Certain Relationships and Related Party Transactions

The Code requires that all officers, employees and directors of the Company avoid any situation that conflicts with the proper discharge of his or her responsibility to the Company or that impairs his or her ability to exercise independence of judgment with respect to the transactions in which he or she is involved for the Company.  Significant transactions with the Company’s officers, employees or directors, their relatives, or enterprises in which they have material interests, are not permitted unless such transactions are fully disclosed and approved by the Board of Directors or the Audit Committee as being in the best interest of the Company.

Modine is a large global organization that engages in thousands of purchases, sales and other transactions annually.  Modine may enter into purchase and sale transactions with other companies, universities and entities in which members of the Board of Directors are employed or of which they are members of the board of directors.  Modine enters into these arrangements in the ordinary course of business and at competitive prices and terms.  The Company anticipates that similar transactions may occur in the fiscal year ending March 31, 2024.

At the end of each fiscal year, each director and officer must respond to a questionnaire that requires him or her to identify certain information about his or her immediate family and any transaction or relationship that occurred during the year or any proposed transaction that involves Modine (or any subsidiary or affiliate of Modine) and that individual, his or her immediate family, or any entity with which he, she or such immediate family member is associated.  All responses to the questionnaires are reviewed by the Company’s Legal Department and shared with the President and CEO, as appropriate.  In addition, the Company independently searches its records for potential transactions with known related parties.  Based on such review, there were no related party transactions regarding persons who were officers or directors during fiscal 2023.

Board Chairperson

Marsha C. Williams was appointed Chairperson of the Board in October 2020, having served in the position of Lead Director since July 2013.  The Chairperson of the Board presides over meetings of the shareholders, the Board of Directors, and executive sessions of the Board of Directors, and performs such other duties as directed by the Board of Directors and as listed in the Company’s Guidelines on Corporate Governance.  The Company believes this leadership structure is in the best interest of the Company’s shareholders at present because it allows the Company to benefit from the unique leadership ability that Ms. Williams possesses and from her substantial business and corporate governance experience.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight for the Company.  Management provides the Board with information regularly to keep the Board of Directors members apprised of identified risks.  These risks, including financial, organizational, reputational, strategic, and cybersecurity risks, are reviewed and discussed with the Board as part of the business and operating review conducted at each of the Board’s regular meetings.  As described below under Committees of the Board of Directors, the Board of Directors has delegated certain responsibilities to its committees.  The committees have oversight of risks that fall within their areas of responsibility.  The Governance Committee has general oversight responsibility for risks related to the Company’s environmental, social, and corporate governance strategy and practices, except to the extent delegated to the Audit and Human Capital and Compensation committees, as discussed below under Environmental, Social, and Governance (ESG) Matters. The Audit Committee has primary oversight of the Company’s financial reporting, internal control, and compliance risks.  The Human Capital and Compensation Committee evaluates the risks arising from the Company’s compensation policies and programs.  Management is responsible for managing risk and the Company’s enterprise risk management program.

Selection of Nominees to the Board of Directors

The Governance Committee considers prospective candidates for Board membership who are recommended by its members, as well as those recommended by management, shareholders and professional search firms hired by the Governance Committee.  The Governance Committee may also decide to engage a professional search firm to assist in identifying qualified candidates.  When such a search firm is engaged, the Governance Committee sets its fees and scope of engagement.

Once the Governance Committee identifies a prospective nominee, it initially determines whether to conduct a full evaluation of the candidate.  The Governance Committee makes its initial determination based on the information provided to it with the recommendation of the prospective candidate, as well as the Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Governance Committee evaluates the prospective nominee, considering factors it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees.  In assessing candidates, the Board considers the required areas of expertise set forth above in the Board Skills Matrix (business operations leadership; relevant industry experience; global business experience; financial expertise; technological expertise; corporate governance expertise; financial markets experience; and strategic planning, including mergers and acquisitions); additional attributes that are more specific to the Company’s strategic direction and business emphasis at any given point; and such additional factors as the individual’s education, contribution to the diversity of the Board, and other factors frequently encountered by a global business.

In choosing a candidate for Board membership, every effort is made to complement and supplement skills within the existing Board and to strengthen any identified areas.  Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board.

In connection with this evaluation, the Board determines whether to interview the prospective nominee.  If an interview is warranted, one or more members of the Board of Directors, and others as appropriate, will interview prospective nominees.  After completing the evaluation and interview, the Governance Committee makes a recommendation to the Board regarding the nomination of a candidate, and the Board acts on that recommendation.

Shareholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any shareholder who is present at a meeting called for the election of directors and (i) was a beneficial owner of shares of Company Common Stock at the time of giving the notice described below and (ii) is entitled to vote at such meeting may nominate persons for election to the Board of Directors.  Shareholders who desire to nominate a person or persons for election to the Board at the next annual meeting must comply with the notice, information and other requirements in the Company’s Bylaws, a copy of which is available from the Company’s Secretary.  For consideration at the 2024 Annual Meeting of Shareholders, nominations must be received by the Secretary no earlier than April 19, 2024, and no later than May 19, 2024.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules for the 2024 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by June 18, 2024.

Shareholders who want to submit a recommendation for a director candidate for the Board may submit the recommendation to the Board using the procedure described below under Shareholder and Other Interested Persons’ Communication with the Board.  The Governance Committee intends to evaluate candidates recommended by shareholders in the same manner that it evaluates other candidates.

Shareholder and Other Interested Persons’ Communication with the Board

Shareholders and other interested persons wishing to communicate with the Board of Directors or with a Board member (including the Chairperson) should address communications to the Board or to the particular Board member, c/o Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552.  In accordance with a process approved by the Board of Directors, the Secretary reviews all such correspondence.  The Secretary forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or committees thereof or that the Secretary otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Business Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  From time to time, the Board may change the process by which shareholders and other interested persons may communicate with the Board of Directors or its members.  Please refer to the Company’s website, www.modine.com, for any changes to this process.

Committees of the Board of Directors

Audit Committee

The Audit Committee is a standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The charter of the Audit Committee is available on the Company’s website, www.modine.com.

The Audit Committee is responsible for, among other things, appointing, retaining, and overseeing the work of the Company’s independent registered public accounting firm for the purpose of preparing and issuing an audit report and performing related work, and for discussing with the independent registered public accounting firm appropriate staffing and compensation.  The Audit Committee also oversees management’s implementation of systems of internal controls; monitors the preparation of quarterly and annual financial reports by management; determines whether the independent registered public accounting firm is independent; and reviews management’s programs to monitor and address matters associated with compliance with the Company’s Code of Conduct.  The functions of the Audit Committee are more fully described below in the Report of the Audit Committee in this proxy statement.

The Board of Directors has determined that each member of the Audit Committee is independent as defined in the corporate governance listing standards of the NYSE relating to audit committees.  The Board of Directors has also determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Ms. Harper (the Chairperson of the Committee), Mr. Ashleman, Mr. Wilson and Mr. Wulfsohn qualify as audit committee financial experts within the meaning of the SEC rules.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee of the Board of Directors (the “HCC Committee”) is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and there are no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.  The charter of the HCC Committee is available on the Company’s website, www.modine.com.

The HCC Committee oversees and provides strategic direction to management regarding the Company’s executive compensation practices.  The HCC Committee reviews the performance of the executive officers, other than the CEO, and works in conjunction with the Governance Committee and all the independent directors to review the performance of the CEO; reviews candidates for positions as officers; makes recommendations to the Board on certain officer candidates; makes recommendations to the Board on compensation of the CEO; determines, with the CEO’s recommendations, the compensation of non-CEO executive officers and other officers of the Company; considers recommendations made by its independent compensation consultant relating to director compensation and presents those recommendations to the Board; administers the incentive compensation plans in which executive officers and directors participate; and reviews the Company’s benefit programs made available to some or all salaried employees of the Company.  The HCC Committee has the authority to delegate the aforementioned responsibilities to subcommittees comprised of independent Board members.

Mr. Brinker, as President and CEO, recommends to the HCC Committee any compensation changes affecting the Company’s officers, including the named executive officers (“NEOs”), other than himself.  Mr. Brinker presents to the HCC Committee the performance and leadership behavior goals and expectations of each such officer and their level of achievement and the Company’s performance during the fiscal year.  The HCC Committee reviews Mr. Brinker’s recommendations and either approves or does not approve any compensation matters affecting such officers of the Company.  Mr. Brinker has no role in setting his own compensation.

As it has each year since fiscal 2011, for fiscal 2023, the HCC Committee retained Farient Advisors LLC (“Farient”) as its independent executive compensation consultant.  Farient reports directly to the HCC Committee and provides no services to the Company.  The HCC Committee has determined that Farient is independent under the NYSE Listing Standards.  A representative of Farient attends meetings of the HCC Committee upon invitation by the Chair of the HCC Committee, either by phone or in person, and communicates with the Chair between meetings as necessary.  Farient conducted a comprehensive benchmarking analysis of the Company’s pay levels for the CEO, non-CEO executive officers and other officers of the Company, by pay component, using proxy data of the Company’s self-selected Compensation Peer Group (as discussed in the Compensation Discussion and Analysis, below) and compensation survey data. In addition, Farient benchmarked the Company’s executive pay programs and practices, including severance and change-in-control arrangements, as well as its goals and performance.  The HCC Committee considered Farient’s analyses in making its decisions; however, the HCC Committee made all decisions regarding the compensation of Modine’s officers, including its NEOs (except for the CEO, whose compensation is set by the full Board).  Additionally, Farient regularly updated the HCC Committee on regulatory and market trends and assisted with the benchmarking of Board of Director compensation practices and levels.

Corporate Governance and Nominating Committee

The Governance Committee develops and implements policies and practices relating to corporate governance matters, including reviewing and monitoring implementation of the Company’s Guidelines on Corporate Governance and the Code of Conduct; oversees the Company’s overall ESG framework and assists the Board in providing guidance and oversight concerning ESG strategy; develops and reviews background information on prospective nominees to the Board and makes recommendations to the Board regarding such persons; supervises the Board’s annual self-evaluation; and works with the HCC Committee, as appropriate, to review and monitor succession plans relating to the CEO and to evaluate the performance of the CEO.  The Governance Committee is composed exclusively of independent directors with no business relationship with the Company, other than in their capacity as directors.  The charter of the Governance Committee is available on the Company’s website, www.modine.com.

Technology Committee

The Technology Committee reviews and makes recommendations, as appropriate, to the entire Board of Directors on major strategies and other subjects related to the Company’s approach, emphasis, and direction regarding technical innovation and opportunities; the technology acquisition process to assure ongoing business growth; and development and implementation of measurement and tracking systems important to successful innovation. The charter of the Technology Committee is available on the Company’s website, www.modine.com.

HCC Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or HCC Committee. None of the members of the HCC Committee is or has been one of our officers or employees, or has had any relationship requiring disclosure under Item 404 of Regulation S-K.

Board Meetings and Committees

The Board of Directors held six meetings during the fiscal year ended March 31, 2023, and had the following four standing committees: Audit; Human Capital and Compensation; Corporate Governance and Nominating; and Technology.

In July of each year, the Board selects the members of each of the committees. All incumbent directors attended at least 75 percent of the aggregate of the Board meetings and meetings of committees on which he or she served during fiscal 2023 while such director served on the Board or the committees. The CEO of the Company is not a standing member of any Board Committee, but regularly attends Committee meetings at the discretion of the respective Committee Chair.

The following table lists the members of each of the standing committees and the number of meetings held by each committee during fiscal 2023:

Name	Audit	HCC	Governance	Technology
Eric D. Ashleman	X		X
Neil D. Brinker
Suresh V. Garimella		X		Chair
Katherine C. Harper	Chair	X
Larry O. Moore		X		X
Christopher W. Patterson	X	Chair
Marsha C. Williams			X
David J. Wilson	X		X
William A. Wulfsohn	X		X
Christine Y. Yan			Chair	X
Total Number of Meetings	8	4	4	2

Attendance at the Annual Meeting.  Although the Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders, it expects them to do so and the Company’s directors historically have attended these meetings.  All of the directors attended the 2022 Annual Meeting of Shareholders, except for Mr. Wulfsohn, who joined the Company’s Board in September 2022.  The Board of Directors typically conducts a regular meeting immediately after the Annual Meeting of Shareholders.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS

The Board of Directors has overall responsibility for risk oversight for the Company but has delegated certain responsibilities to its committees. In the case of ESG matters, the committees share oversight responsibility. As described in its charter, the Governance Committee oversees the Company’s overall ESG framework and assists the Board in providing guidance and oversight concerning strategy, risk management, opportunities, major capital expenditures, and investment connected to such matters. The Audit Committee reviews and approves the Company’s ESG initiatives, metrics, tracking and reporting, and monitors the Company’s progress with respect to such initiatives and metrics. The HCC Committee reviews and approves the Company’s initiatives, metrics, and disclosures concerning human capital management, including employee engagement, diversity, equity and inclusion (DEI), pay equity, employment practices and culture.

We believe management’s leadership and engagement with our Board of Directors is critical to advancing our sustainability platform and implementing our companywide strategy. Management leadership is provided by our ESG Steering Committee comprised of our Chief Executive Officer, Chief Financial Officer, General Counsel, and Vice President – Human Resources. To drive the focus of sustainability even further, our ESG Steering Committee has established subcommittees of employees focused on environmental, social and governance programs. These subcommittees gather ideas and generate conversations with mid-and senior-level subject matter experts to advance our efforts.

As exemplified by our purpose of Engineering a Cleaner, Healthier World™, we are committed to advanced technology solutions with sustainable impacts because we understand the business imperative to help improve the environment, conserve resources, reduce carbon and address climate change. Modine is implementing this strategy though our 80/20 analysis – by reducing complexity and sunsetting inefficient processes and by investing our resources and human capital in those areas of the business where we have longer-term opportunities to make a difference.

The Company’s latest Sustainability Report is available on the Investors page and the Company’s newly launched sustainability webpage, both found on our website at www.modine.com.

We will continue to evolve in our ESG journey with a focus on sustainable outcomes where we can have the most impact. Significant highlights from fiscal 2023 include:

•
Continuing efforts to reduce water and energy consumption in data centers, improving air quality in school and businesses, lowering harmful emissions and enabling cleaner-running vehicles, and using more environmentally friendly refrigerants.

•	Purchasing renewable energy at numerous facilities worldwide and piloting solar projects at select locations.

•	Reducing greenhouse gas emissions at our global facilities.

•	Achieving our global safety goal to reduce our recordable incident rate by 10 percent annually.

This is important work and there is much to be done. Our organizational structure, purpose, and fully aligned leadership team are committed to doing our part to create a cleaner, healthier world.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of June 23, 2023, by persons known by the Company to beneficially own more than five percent of the outstanding shares:

Name and Address of Owner (1)	Number of Shares Owned and Nature of Interest	Percent of Class

BlackRock, Inc. (2) 55 East 52nd St. New York, NY 10055	4,555,269	8.72

Mario J. Gabelli and affiliates (3) One Corporate Center Rye, New York 10580-1435	4,256,649	8.15

Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, Texas, 78746	3,739,861	7.16

Frontier Capital Management Co., LLC (5) 99 Summer Street Boston, MA 02110	3,325,612	6.37

The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	2,742,622	5.25

(1)
The number of shares is as of the date the shareholder reported the holdings in filings under the Exchange Act, unless more recent information was provided.  The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Exchange Act Rule 13d-3, and other facts known to the Company.

(2)
Based on Amendment No. 10 to Schedule 13G filed under the Exchange Act on January 25, 2023, BlackRock, Inc. and certain subsidiaries of BlackRock, Inc. have the sole power to vote or direct the vote of 4,338,287 shares and the sole power to dispose or direct the disposition of 4,555,269 shares.

(3)
Based on Amendment No. 3 to Schedule 13D filed under the Exchange Act on October 1, 2021, each reporting person included in the Schedule 13D has the sole power to vote or direct the vote of or the sole power to dispose or direct the disposition of the reported shares as follows: (i) Gabelli Funds, LLC has sole power to vote or direct the vote of or the sole power to dispose or direct the disposition of 880,200 shares; (ii) GAMCO Asset Management Inc. (“GAMCO”) has sole power to vote or direct the vote of 2,886,499 shares and the sole power to dispose or direct the disposition of 3,034,699 shares; and (iii) Teton Advisors, Inc. has sole power to vote or direct the vote and the independent power to dispose or direct the disposition of 341,750 shares.  The other reporting persons listed in Amendment No. 3, which are GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli have no sole or shared power to vote or direct the vote of or the sole or shared power to dispose or direct the disposition of any shares.  The reporting persons listed in Amendment No. 3 are affiliates of one another.

(4)
Based on Amendment No. 7 to Schedule 13G filed under the Exchange Act on February 10, 2023, Dimensional Fund Advisors LP (“DFA”) has the sole power to vote or direct the vote of 3,672,352 shares and the sole power to dispose or direct the disposition of 3,739,861 shares.  DFA is a registered investment adviser to four investment companies and serves as investment manager or sub-adviser to various other clients (the “Funds”).  In these roles, DFA or its subsidiaries (together, “Dimensional”) may possess voting and/or investment power over securities of the Company that are owned by the Funds, and it may be deemed to be the beneficial owner over such shares. Dimensional disclaims beneficial ownership of such securities.

(5)
Based on Amendment No. 9 to Schedule 13G filed under the Exchange Act on February 14, 2023, Frontier Capital Management Co., LLC has the sole power to vote or direct the vote of 1,970,963 shares and the sole power to dispose or direct the disposition of 3,325,612 shares.

(6)
Based on Amendment No. 9 to Schedule 13G filed under the Exchange Act on February 9, 2023, The Vanguard Group (“Vanguard”) has the shared power to vote or direct the vote of 54,633 shares, the sole power to dispose or direct the disposition of 2,648,218 shares, and shared power to dispose or direct the disposition of 94,404 shares.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of June 23, 2023, by:

•	Each director, director-nominee and “named executive officer” (as described below under Compensation Discussion and Analysis); and

•	all directors and executive officers of the Company as a group.

Name	Direct Ownership	Options Exercisable within 60 days of June 23, 2023	Held in 401(k) Retirement Plan	Restricted Stock Units vesting within 60 days of June 23, 2023	Total (1)	Percent of Class

Eric D. Ashleman	40,772	-	NA	10,682	51,454	*
Charles P. Cooley (2)	112,093	-	NA	-	112,093	*
Suresh V. Garimella	80,907	-	NA	10,682	91,589	*
Katherine C. Harper	-	-	NA	10,682	10,682	*
Larry O. Moore	47,091	-	NA	10,682	57,773	*
Christopher W. Patterson	104,033	-	NA	10,682	114,715	*
Marsha C. Williams	170,462	-	NA	18,898	189,360	*
David J. Wilson	-	-	NA	10,682	10,682	*
William A. Wulfsohn	-	-	NA	-	-	*
Christine Y. Yan	57,865	-	NA	10,682	68,547	*
Neil D. Brinker	148,096	59,390	-	-	207,486	*
Michael B. Lucareli	158,004	163,860	971	-	322,835	*
Sylvia A. Stein	30,173	41,643	-	-	71,816	*
Brian J. Agen	59,413	55,279	1,474	-	116,166	*
Eric S. McGinnis	42,534	14,867	-	-	57,401	*

All directors and executive officers as a group (16 persons)	1,056,075	341,810	2,445	93,672	1,494,002	2.86

* Represents less than one percent of the class.

(1)
Includes shares of common stock issuable upon the exercise of stock options exercisable within 60 days of June 23, 2023, and restricted stock units that vest within 60 days of June 23, 2023.  Such information is not necessarily to be construed as an admission of beneficial ownership.

(2)	Ownership information is based on the Form 4 filed on Mr. Cooley’s behalf on August 27, 2021, the most recent date as of which such information is available to the Company.

COMPENSATION OF DIRECTORS

Employees of Modine do not receive any compensation for serving on the Board.  Non-employee directors, including the Chairperson of the Board, are entitled to receive the following: an annual retainer of $90,000, payable quarterly; an additional annual retainer of $12,500 for acting as Chair of the HCC Committee, an additional annual retainer of $10,000 for acting as Chair of the Governance Committee, an additional annual retainer of $7,500 for acting as Chair of the Technology Committee, and an additional annual retainer of $15,000 for acting as Chair of the Audit Committee; reimbursement for travel, lodging, and related expenses incurred in attending Board and/or committee meetings; and travel-accident and director and officer liability insurance.

The Amended 2020 Incentive Compensation Plan (the “2020 Incentive Plan”) gives discretion to the Board, or a committee of the Board, to grant stock options and stock awards to non-employee directors.  Under the 2020 Incentive Plan, the maximum value of stock awards that can be granted to a non-employee director per year is $300,000. The Board or the HCC Committee, as applicable, has broad discretionary authority to set the terms of awards under the 2020 Incentive Plan.  It is the current practice of the Board of Directors to evaluate compensation and make grants of restricted stock units to each non-employee director annually.  For the 2023 fiscal year, non-employee directors, including the Board Chairperson, were entitled to receive stock awards of approximately $130,000.  The Chairperson was also entitled to additional equity compensation with a value of approximately $100,000.  Consistent with this, the Company granted each non-employee director of the Company (other than the Chairperson) 10,682 restricted stock units in July 2022.  The Company granted Ms. Williams, the Chairperson, 18,898 restricted stock units at the same time.  As Chairperson, Ms. Williams, among other duties, generally attends all meetings of the Board’s committees but does not receive any attendance fee for those meetings.

Directors have the option of deferring either or both of their cash fees and/or equity compensation in accordance with the Company’s Non-Employee Director Compensation Policy.  For cash compensation, the directors may elect to defer up to 100 percent of their annual retainer and fees into the Modine Manufacturing Company Directors Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in permitted mutual funds.  The directors’ deferred compensation accounts are unsecured obligations of the Company.  Distributions commence following termination of service as a director.

For fiscal 2023, the directors were entitled to defer their equity compensation by electing in advance to defer the settlement date of their restricted stock units until a director’s termination of service or a fixed date.  Absent such an election, the restricted stock units are settled on the one-year anniversary of the grant date.  Messrs. Ashleman and Patterson, and Ms. Yan all elected to defer the settlement date of their July 2022 restricted stock unit awards until a later date.

2023 Director Compensation Table

The following table sets forth compensation paid to non-employee members of the Company’s Board of Directors in fiscal 2023:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	Change in Pension Value ($)(3)		Total ($)

Eric D. Ashleman	88,750	130,000	NA		218,750
Charles P. Cooley (4)	25,000	0	NA		25,000
Suresh V. Garimella	96,250	130,000	NA		226,250
Katherine C. Harper	100,000	130,000	NA		230,000
Larry O. Moore	88,750	130,000	NA		218,750
Christopher W. Patterson	101,250	130,000	NA		231,250
Marsha C. Williams	88,750	229,989	0	(5)	318,739
David J. Wilson	88,750	130,000	NA		218,750
William A. Wulfsohn (6)	45,000	0	NA		45,000
Christine Y. Yan	98,750	130,000	NA		228,750

(1)
In July 2022, all of the independent directors at that time, other than Ms. Williams, were granted 10,682 shares of restricted stock units.  As explained above, the Company granted 18,898 shares of restricted stock units to Ms. Williams at the same time.

(2)
Represents the aggregate grant date fair value of stock grants computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718.  The assumptions used to determine the value of the awards are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2023.

(3)
Represents the change in pension value between the end of fiscal 2022 and the end of fiscal 2023 under the Modine Manufacturing Company Director Emeritus Retirement Plan.  The change in pension value is solely a result of the change in the interest rate used to calculate the present value of the pension benefit under the Director Emeritus Retirement Plan because no benefits otherwise continue to accrue under that plan.  The Company used discount rates of 5.2 percent and 3.9 percent, respectively, to calculate the present value of the pension benefit obligation at March 31, 2023, and March 31, 2022.

The Board of Directors adopted the Director Emeritus Retirement Plan pursuant to which any person, other than an employee of the Company, who was or became a director of Modine on or after April 1, 1992 and who retired from the Board would be paid a retirement benefit equal to the annualized sum directors were paid for their service to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) in effect at the time such director ceased his or her service as a director.  The retirement benefit continues for the period of time equal in length to the duration of the director’s Board service.  If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary would receive the benefit.  In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable to such director under the Director Emeritus Retirement Plan.  The retirement benefit is not payable if the director, directly or indirectly, competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.  Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it.  Ms. Williams accrued pension benefits under the Director Emeritus Retirement Plan until it was frozen on July 1, 2000.

(4)	Mr. Cooley resigned from the Board in July 2022.

(5)	The change in pension value for Ms. Williams was ($366).

(6)	Mr. Wulfsohn joined the Board in September 2022.

Share Ownership Guidelines - Directors

Since 2008, the Board has maintained share ownership guidelines for incumbent members of the Board of Directors.  The Board believes that in order to further align the interests of members of the Board and shareholders, members of the Board should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, including any deferred by a director in accordance with the Company’s Non-Employee Director Compensation Policy, count toward the guideline figures.  The current guidelines generally provide that, five years after joining the Board, directors are expected to hold shares of Company stock with a value of at least five times the value of the director’s current annual cash retainer.  All directors are currently in compliance with these guidelines.  The share ownership guidelines for officers of the Company are described below in the Compensation Discussion and Analysis – Share Ownership Guidelines - Officers.

Compensation-Related Risk Assessment

In fiscal 2023, the HCC Committee assessed each element of compensation – base salary, and short- and long-term incentives – as well as other plans covering employees in international locations to determine whether any of such elements or plans promotes excessive or unreasonable risk-taking.  The HCC Committee determined that the Company’s compensation policies and practices encourage behaviors that drive the performance of the Company and balance short-term results with longer-term results in the interests of shareholders.  The HCC Committee determined that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the material components of compensation paid to Modine’s Principal Executive Officer, Principal Financial Officer, and certain other highly compensated executive officers, as described in the Summary Compensation Table on page 33.  In the discussion below, we refer to this group of executives as the NEOs. This group includes the executive officers for whom specific compensation disclosure is required under the rules of the SEC.  This group includes the following current executive officers:

•	Neil D. Brinker, President and Chief Executive Officer;

•	Michael B. Lucareli, Executive Vice President, Chief Financial Officer;

•	Sylvia A. Stein, former Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer;

•	Brian J. Agen, Vice President, Human Resources; and

•	Eric S. McGinnis, President, Climate Solutions.

The compensation for the NEOs is listed in the tables on pages 33 through 40 of this proxy statement.

In this Compensation Discussion and Analysis, we will also explain the objectives of our compensation programs, why we pay the compensation we do, and how executive compensation fits with the Company’s commitment to provide value to our shareholders.

Executive Summary

Executive Compensation Philosophy

The HCC Committee seeks to pay our NEOs fairly and to align executive compensation with the Company’s performance.  The HCC Committee believes this approach will enhance shareholder return over the long term.

Goals of the Executive Compensation Program

The HCC Committee seeks to help the Company achieve its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  The HCC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility, and sustained individual performance.  The annual short-term cash incentive is intended to reward recipients for achieving annual operating goals critical to the Company’s short- term business objectives.  The equity and performance cash portions of the compensation package provide incentives that are intended to focus executives on the Company’s long-term success, align the executives’ returns with those of shareholders, encourage long-term retention, and reward the executives for the Company’s superior long-term performance.

Alignment of Objectives/Fiscal 2023 Financial Performance and Strategic Highlights

The HCC Committee believes the structure of its executive compensation program is aligned with the Company’s overall performance in fiscal 2023.  In fiscal 2023, among other things:

•
Fiscal 2023 was a record year for the Company, with the highest sales and earnings in our history.  Mr. Brinker has successfully focused the organization by simplifying and segmenting the business, strengthening our leadership team and decentralizing operations.  We transitioned to a two-segment structure in fiscal 2023: Performance Technologies and Climate Solutions.

•
Fiscal 2023 net sales were $2.3 billion, a 12 percent increase from the prior year.  Operating income of $150 million increased $31 million from the prior year, primarily driven by higher gross profit on higher sales volume.

•
We reported a record-breaking adjusted EBITDA of $212 million, a 34 percent increase from the prior year, driven by strong earnings growth in both the Climate Solutions and Performance Technologies segments.

•	The Company achieved $108 million of cash flow from operating activities and $57 million of free cash flow, which was a significant improvement over the prior year.

•
The Climate Solutions segment had an outstanding year. Net sales increased 11 percent from the prior year, with sales increases across all product groups.  Gross margin in the Climate Solutions segment improved 380 basis points to 22.1 percent.

•
The Climate Solutions segment converted an existing warehouse in Rockbridge, Virginia to a full-scale chiller manufacturing facility to support Data Center customers in North America, complete with state-of-the art end of line testing capabilities.  Bringing the chiller product to North America allows the Company to provide a complete system solution to our colocation data center customers, expand partnerships and broaden the scope of our capabilities.

•	Performance Technologies segment net sales increased 12 percent from the prior year and gross margin improved 50 basis points to 12.6 percent.

•
Performance Technologies made solid commercial progress with its EVantage™ brand of battery thermal management systems and electronic cooling packages, winning nine new production orders with an incremental increase of $80 million in peak revenue for these orders, for a total of over $140 million.

For a reconciliation of adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to the most directly comparable GAAP financial measures, please see the financial tables included in Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC by Modine on May 24, 2023.

Fiscal 2023 Compensation Highlights

The HCC Committee’s actions in fiscal 2023 included the following:

•
Set CEO and CFO compensation at or near the median of Modine’s Compensation Peer Group and the median of a broad survey of manufacturing companies, weighted equally, and compensation for the other NEOs at or near the median of a broad survey of manufacturing companies in order to meet its objective of offering competitive compensation, utilizing an analysis provided by Farient.

•	Approved three distinct incentive plans under the fiscal 2023 Management Incentive Plan (“MIP”) relative to the Company as a whole and each of the business segments.

•
Approved Adjusted EBITDA Margin and Adjusted EBITDA Growth as the performance metrics for all plans under the fiscal 2023 MIP. These performance goals drive alignment with inherent business characteristics.

•
Approved Average Cash Flow Return on Invested Capital (“Cash Flow ROI”) and Average Annual Adjusted EBITDA Growth as the performance metrics for the Long-Term Incentive Plan (the “LTIP”) for fiscal 2023.

•
Reviewed the composition of the Company’s Compensation Peer Group used for CEO compensation, overall executive pay program design, and the Performance Peer Group used for company performance comparisons.

•	Reviewed the Company’s succession plan for each executive officer and other key employees of the Company.

•	Established compensation for the Board of Directors, utilizing analysis provided by Farient.

•	Reviewed the Company’s guidelines regarding stock ownership requirements for Company officers and members of the Board of Directors and confirmed compliance therewith.

•	Reviewed regulatory, shareholder and market changes, including governance best practices as applicable to the Company.

•	Reviewed CEO pay-for-performance alignment, utilizing analysis provided by Farient.

•	Reviewed strategic human capital and compensation topics including talent assessment processes, organizational design and key talent additions in support of the Company’s transformation.

Shareholder Advisory Vote on Executive Compensation

A nonbinding advisory vote on the compensation of the Company’s NEOs received the affirmative vote of over 92 percent of the shares represented at the 2022 Annual Meeting of Shareholders, demonstrating very strong support for the Company’s executive compensation program.  Nonetheless, the Company and HCC Committee are mindful of the results of the shareholder advisory vote and take the vote into consideration when determining and evaluating the Company’s executive compensation philosophy, program and disclosure.  For example, the Company has continued its ongoing efforts to be fully transparent about the link between pay and performance in its Pay for Performance discussion immediately below.  In addition, during one-on-one conversations, sponsored road shows and other regular communications with shareholders, the Company routinely discusses its performance in the context of underlying incentive compensation metrics and emphasizes management’s active use of those same metrics in the Company’s daily operations.

Pay for Performance

The HCC Committee believes that the Company’s compensation program should encourage management to create long-term, sustained value for shareholders and to act like owners of the Company.  To achieve this objective, the compensation program is designed to balance short- and long-term considerations while rewarding management in a way that reflects the Company’s performance over time.  The HCC Committee further supports this objective with a strong pay-for-performance philosophy.

The key elements of the Company’s executive compensation program that support the pay-for-performance philosophy include:

•
A median compensation positioning strategy that targets total pay as well as each element of compensation at the median of the market, and allows actual compensation to vary from the median based on higher or lower performance, i.e., above median for above-market performance and below median for below-market performance;

•	A significant portion of compensation tied to performance, including short-term and long-term incentives tied to strong financial/operational performance;

•	Use of performance measures for incentives that balance strong growth and returns and provide a direct link to shareholder value over time;

•	A significant weighting on long-term incentives, particularly performance stock or cash; and

•	Share ownership guidelines (described on pages 30-31), requiring that executives be meaningfully invested in the Company’s stock, and therefore be personally invested in the Company’s performance.

Market Benchmarking of Executive Pay

The HCC Committee has historically used a peer group, to which we refer in this proxy statement as the “Compensation Peer Group,” to target total pay and each element of compensation at the median of such Compensation Peer Group and at the median of a broad survey of manufacturing companies, weighted equally, for the CEO and CFO. For the other NEOs, the HCC Committee has used a broad survey of manufacturing companies to target total pay and each element of compensation at the median of that survey and uses such survey data because the publicly available Compensation Peer Group information does not provide adequate data for such other NEO positions.  The HCC Committee believes that targeting the median is an objective way of ensuring that the Company’s executive compensation practices are competitive and reasonable relative to the broader market.  Actual pay may vary from the median based on differences in individual performance, job responsibilities, tenure and experience for the individuals being compared, as well as based on actual performance of the Company.

In addition, the HCC Committee, starting with fiscal 2021, has also used a larger peer group, to which we refer in this proxy statement as the “Performance Peer Group,” to evaluate long-term financial performance data and as a goal-setting reference.   All companies in the Compensation Peer Group are also included in the Performance Peer Group.

Use of Peer Groups

Compensation Peer Group

The HCC Committee reviewed the Compensation Peer Group composition used to set pay for fiscal 2023.  As a group, these peers have characteristics and markets like those of the Company.  These characteristics and markets are as follows:

•
U.S.-headquartered companies traded on major U.S. exchanges involved in these industries: industrial machinery; construction machinery and heavy trucks; agriculture and farm machinery; auto parts and equipment; electrical components and equipment; and building products (HVAC-related);

•
Companies with revenue between $700 million and $4.5 billion, with proxy pay data size adjusted to approximate pay for a company with revenue of $2.1 billion as estimated at the time of the executive pay benchmarking used to set fiscal 2023 pay; and

•
Technology-intensive companies with a strong focus on OEM suppliers, distributed product expertise and global industrial customers in the vehicular and industrial/commercial (e.g., Heating, ventilation, air conditioning, and refrigeration “HVAC&R”) arena.

Based on its review, the HCC Committee made two changes to the composition of the peer group used to set fiscal 2023 pay to better align the peer group with the Company’s reorganization of business into two segments.  Harsco Corporation was removed as its business became less relevant due to acquisition and divestiture activity, and nVent Electric plc was added as it fits within the desired peer group characteristics.

The following is the Company’s current Compensation Peer Group:

Allison Transmission Holdings, Inc.	Lennox International Inc.	Standex International Corporation

Commercial Vehicle Group, Inc.	Meritor, Inc.*	Stoneridge, Inc.

Donaldson Company, Inc.	Mueller Industries, Inc.	Titan International, Inc.

Enerpac Tool Group Corp.	nVent Electric plc	Welbilt, Inc.*

EnerSys Inc.	Regal Rexnord Corporation **	Woodward Inc.

Hubbell Incorporated	SPX Corporation

* Meritor, Inc. and Welbilt, Inc. were acquired after the pay analyses for fiscal 2023 and will be removed for future peer groups.
** Regal Beloit Corporation merged with Rexnord Process and Motion Control (PMC) and continues as Regal Rexnord Corporation.

The HCC Committee uses the publicly available Compensation Peer Group data to assist in the evaluation of the:

•	Compensation levels of the Company’s CEO and CFO; and

•	Company’s compensation practices.

Performance Peer Group

The HCC Committee also reviewed the composition of the Performance Peer Group that it uses to evaluate and set performance goals for fiscal 2023.  This group consists of approximately 75 companies, generally in the vehicle and capital goods manufacturing industries and generally with revenues between $750 million and $5.0 billion, which includes all of the companies in the Compensation Peer Group.  Minor adjustments were made to this group, generally to remove companies that were acquired or involved in bankruptcy proceedings, and to add new companies that were not previously on the list.  The Performance Peer Group is compiled through a collaboration between the Company’s Finance department and Farient from a group of companies that are used for other Company performance benchmarking purposes, with the final composition of the Performance Peer Group subject to approval of the HCC Committee.  For both fiscal 2022 and 2023, the performance goal data gathered from the Performance Peer Group has been used as a reference by the HCC for setting MIP and LTIP performance goals.

Use of Compensation Survey Data

The HCC Committee used the 2021 Mercer U.S. Executive Benchmark Database (the “Database”), which compiles data of manufacturing companies with revenues between approximately $1.0 billion and $2.5 billion to evaluate competitive pay levels of certain corporate officers and other key employees in addition to those of the CEO and CFO, and with revenues approximating each business unit to evaluate competitive pay levels of certain officers and other key employees who are heads of business units.  Survey pay data was size adjusted to approximate pay for an approximately $2.1 billion revenue company at the time of benchmarking for corporate officers and key corporate employees, and to approximate pay for business units with revenue similar to those of Modine’s business units for officers and key employees who are heads of business units.  Mercer did not identify, and the HCC Committee was not aware of, the identities of the companies whose information is reflected in the Database.  The HCC Committee recognizes that the Company attracts employees from a broad range of companies and its comparison data reflects that fact.  The HCC Committee does not use the survey data in a formulaic manner.  If the compensation of a particular NEO is substantially greater or less than the median in the survey for the same position, the HCC Committee takes the survey information into account when setting base salary, short-term and long-term incentive target values, but also exercises its discretion, taking into consideration the individual’s performance, tenure, experience and changes in job responsibilities.

The overall resulting pay positioning for the corporate officers and other key employees as a group is slightly below the median of the market data as defined above.

Description of Executive Compensation Program

The HCC Committee sets the compensation philosophy at Modine in a manner intended to promote the Company’s achievement of its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  In addition, the HCC Committee focuses on attracting and retaining employees who are qualified, motivated and committed to excellence.  The HCC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  The short-term cash incentive is intended to reward the recipients for achievement of annual operating goals that are critical to the Company’s short-term business objectives.  The long-term portion of the compensation package provides incentives that are intended to focus executives on the Company’s long-term success, align the executives’ returns with those of shareholders, encourage long-term retention, and reward executives for the Company’s superior long-term performance.

The HCC Committee’s actions are guided by the following principles:

•	Compensation is a primary factor in attracting and retaining employees, and the Company can only achieve its goals if it attracts and retains qualified and highly skilled people;

•
All elements of executive compensation, including base salary, targeted annual incentives (cash-based), and targeted long-term incentives (both equity- and cash-based), are set to levels that the HCC Committee believes ensure that executives are fairly, but not excessively, compensated;

•	Strong financial and operational performance is expected, and shareholder value must be preserved and enhanced over time;

•
Compensation must be linked to the interests of shareholders and the most effective means of ensuring this linkage is by granting equity incentives such as stock awards, stock options and performance stock or cash awards;

•
The Company continued to use 80/20 principles in fiscal 2023 to reduce complexity, improve pricing discipline and improve segment profitability. The fiscal 2023 MIP was designed to develop segment-specific incentive plans, and a corporate-wide plan for the Company’s corporate functional employees; and

•
The executive compensation program should reflect the economic condition of the Company, as well as Company performance relative to the Performance Peer Group companies, so that in a year in which the Company underperforms, the compensation of the executive officers should be lower than in years when the Company is achieving or exceeding its objectives.

As reflected in this Compensation Discussion and Analysis, the HCC Committee believes the compensation program is aligned with these principles.

Treatment of the CEO

The CEO participates in the same programs and receives compensation generally based upon the same factors as the other NEOs.  However, the level of the CEO’s compensation is even more heavily dependent upon the Company’s performance than the compensation of other NEOs.  Mr. Brinker’s overall compensation reflects a greater degree of policy- and decision-making authority and a higher level of responsibility for the strategic direction and financial and operational results of the Company.  Given the President and Chief Executive Officer’s key role in policy- and decision-making, the HCC Committee believes that the CEO’s compensation should be weighted more heavily toward long-term incentive awards, so the CEO’s compensation more directly correlates with the Company’s performance.

Elements of Executive Compensation for Fiscal 2023

The following is a summary of the elements of the Company’s executive compensation program:

Pay Element	Competitive Positioning	Program Objectives	Time Horizon	Performance Measures for Fiscal 2023
Base Salary	Compares to 50th percentile, but use of judgment to determine actual pay	Attract and retain key personnel; reward for individual performance	Annual	Individual performance Length of time in the position and overall experience Consistency of performance Changes in job responsibility
Management Incentive Plan		Motivate and reward for achieving objectives	Annual	Adjusted EBITDA Margin % (50%) Adjusted EBITDA Growth (50%)
Long-Term Incentive Plan (% of total Long-Term Incentive Plan Value)	Compares to 50th percentile, but use of judgment to determine actual pay
Performance Cash Awards (45%)		Align executive’s returns with those of shareholders Encourage long-term retention Reward for superior long-term performance	3-year performance period with payout upon results certification	Three-year average Cash Flow ROI (50%) Three-year Average Annual Adjusted EBITDA Growth (50%)
Retention Restricted Stock Unit Awards (35%)		Reward employees for their continued commitment to the Company	3-year ratable vesting starting on 1st anniversary of grant	Retention
Stock Options (20%)		Focus executives on driving long-term performance	3-year ratable vesting starting on 1st anniversary of grant (10-year term)	Stock price appreciation

Base Salary

Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  Individual performance, based upon achievement of annual performance objectives and demonstration of leadership behaviors as reflected in each employee’s performance development plan, is a key component in determining base salary and any adjustments to base salary, and is a subjective determination made by the HCC Committee and, for the NEOs other than the CEO, the CEO.  The determination of base salary affects every other element of executive compensation because all of the other components, including short-term, performance-based awards, long-term incentive compensation payouts, retirement benefits and severance, are based on the amount of the individual’s base salary.  The HCC Committee annually reviews base salaries of the NEOs to ensure that the compensation levels are aligned with the HCC Committee’s principles, based on individual responsibility, performance and job scope.

The HCC Committee increased each NEO’s base salary in fiscal 2023.  The percentage increase for each NEO was based upon both subjective and objective criteria, including the individual performance of each NEO, the length of tenure in their current positions, and their respective compensation relative to the market midpoint for their respective functions.

The table below illustrates the base salary for each NEO in fiscal 2023, with increases effective in July 2022.

Name	Prior Salary	Fiscal 2023 Approved Base Salary	Percent Increase

Mr. Brinker	$835,000	$900,000	7.8%
Mr. Lucareli	$525,000	$577,500	10.0%
Ms. Stein	$381,000	$411,500	8.0%
Mr. Agen	$356,000	$384,500	8.0%
Mr. McGinnis	$415,000	$448,000	8.0%

CEO Base Salary

For Mr. Brinker, the Governance Committee, working with the HCC Committee, evaluated his individual performance as the Company’s CEO by evaluating the achievement of his performance development plan goals.  Following discussion with the CEO, the HCC Committee recommended the CEO’s base salary to the Board of Directors based upon this evaluation.

Short-Term, Performance-Based Cash Award

The MIP is Modine’s broadly applicable short-term, performance cash award plan designed to motivate and reward the Company’s leaders.  All NEOs participate in the MIP.  The HCC Committee’s objectives for the MIP are to encourage continuous (short-term) operational improvements with metrics that also drive total shareholder return.  The HCC Committee believes the MIP metrics should be challenging, but achievable, and well-defined so they are understood by the MIP participants and, accordingly, actively drive results.

To better align with the Company’s reorganization into two business segments, the Company approved three distinct plans under the MIP for fiscal 2023: (1) a Corporate plan based on the metrics of the Company as a whole, (2) a plan specific to the metrics of the Climate Solutions business segment, and (3) a plan specific to the metrics of the Performance Technologies business segment.  All the NEOs participate in the general corporate plan regarding the MIP for fiscal 2023, and Mr. McGinnis also participates in the plan specific to the Climate Solutions business segment.

Within each of the three plans, the HCC Committee approved the use of two independent and equally-weighted performance goals.  As in fiscal 2022, the MIP continued to use the Adjusted EBITDA Growth metric for the fiscal 2023 MIP but replaced the Free Cash Flow Margin (“FCF%”) metric used in fiscal 2022 with Adjusted EBITDA Margin.  Adjusted EBITDA Growth is the simple arithmetic percentage change in Adjusted EBITDA for fiscal 2023 less Adjusted EBITDA for fiscal 2022, with that amount divided by Adjusted EBITDA for fiscal 2022.  Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by “Net Sales” as reported externally for the Company’s financial statements.  Adjusted EBITDA represents “Operating Income” plus “Depreciation and Amortization Expenses”, both as reported for the Company’s audited financial statements, plus or minus Permitted Adjustments.  Permitted Adjustments include restructuring-related expenses, acquisition- and divestiture-related costs and adjustments and certain other gains and charges.  The impact of the adoption of new U.S. GAAP accounting standards and significant changes in the Company’s accounting methods is another Permitted Adjustment.  The Committee’s charter permits the Committee to agree to disregard any Permitted Adjustments if, in the Committee’s assessment, disregarding any of them would result in an award that is inconsistent with the spirit and intent of the plan, and at variance with the unadjusted results from the perspective of the shareholders.  Notwithstanding the foregoing, the HCC Committee has negative discretion to reduce the amounts otherwise payable under the MIP but may not increase such amount.

The HCC Committee chose to replace the FCF% metric with Adjusted EBITDA Margin because the focus on margin growth in addition to earnings growth fully aligns the MIP with the Company’s key priorities.  The HCC Committee chose to continue to use the Adjusted EBITDA Growth metric to incentivize increased earnings and shareholder return.  In addition, the HCC Committee believes that these two measures are closely correlated with Total Shareholder Return, aligning the Company’s MIP measures with shareholder interests.  The HCC Committee considered the Company’s business plan, as well as seven years of historical performance results for the Performance Peer Group companies when setting the Adjusted EBITDA Margin and Adjusted EBITDA Growth goals.  As a result, for the fiscal 2023 MIP, the HCC Committee approved the following specific levels of goals with respect to each MIP plan for fiscal 2023 in which an NEO participates:

The specific levels for the MIP metrics for fiscal 2023 with respect to the Corporate plan were as follows:

	Weight	Threshold	Target	Maximum	Actual
Adjusted EBITDA Margin	50%	8.0%	8.75%	≥10.0%	9.2%
Adjusted EBITDA Growth	50%	5.0%	10.0%	23.0%	33.5%
Payout as a % of Target	N/A	10%	100%	200%	169%

The specific levels for the MIP metrics for fiscal 2023 with respect to the Climate Solutions business segment plan were as follows:

	Weight	Threshold	Target	Maximum	Actual
Adjusted EBITDA Margin	50%	11.5%	12.5%	≥13.5%	14.3%
Adjusted EBITDA Growth	50%	5.0%	10.0%	17.5%	45.9%
Payout as a % of Target	N/A	10%	100%	200%	200%

Assuming Threshold achievement for each metric under each plan, each of the NEOs would receive 10 percent of the Target amount.  Assuming Maximum level achievement for each metric, each of the NEOs would receive 200 percent of the Target amount.  The Company pays amounts between the Threshold and Target and/or between Target and Maximum levels on a linear basis for achievement above Threshold and below Maximum.

Assuming achievement of the Target level for each metric, the NEOs would receive the following percentages of base salary:

MIP Target Payout for NEOs (Percentage of Base Salary)
Mr. Brinker	100%
Mr. Lucareli	75%
Ms. Stein	60%
Mr. Agen	60%
Mr. McGinnis*	65%

*For Mr. McGinnis, 50% of the target payout would be attributable to the Corporate plan with the remaining 50% of the target payout attributable to the Climate Solutions segment plan.

As illustrated above, for purposes of the MIP metrics for the Corporate plan, the Company’s Adjusted EBITDA Margin for fiscal 2023 was 9.2 percent (above target), and Adjusted EBITDA Growth was 33.5 percent (maximum).  As a result, the Committee approved of a payment for the Corporate MIP participants at 169 percent of Target.  For purposes of the MIP metrics for the Climate Solutions plan, the Company’s Adjusted EBITDA Margin for fiscal 2023 was 14.3 percent (maximum), and Adjusted EBITDA Growth was 45.9 percent (maximum).  As a result, the Committee approved a payment for the Climate Solutions MIP participants at 200 percent of Target.

Long-Term Incentive Compensation

The long-term incentive element of the Company’s executive compensation program is intended to attract, retain and motivate key employees who directly impact the performance of the Company over a timeframe greater than a year.  Long-term compensation may be equity or cash-based, or a combination of each, and in any event, is structured so that the interests of the Company’s executive officers, and other key employees are directly aligned with the interests of shareholders.  The long-term portion of the compensation package provides an incentive that rewards superior long-term performance and provides financial consequences for underperformance.

Performance Cash under the Long-Term Incentive Plan for Performance Period Ending in 2023

The performance period for performance cash under the long-term incentive compensation plan initiated in October 2020 was completed as of March 31, 2023.  The amount of the potential award varied based upon the achievement of Threshold, Target or Maximum performance levels.  The Company used two measures to determine payouts – three-year average Cash Flow ROI and three-year Average Annual Revenue Growth (“Revenue Growth”).  For purposes of the performance cash awards, Cash Flow ROI means adjusted free cash flow, which is net cash provided by operating activities less expenditures for property, plant and equipment, plus cash interest, which is cash paid for interest expense related to outstanding debt, with the total amount divided by average capital employed.  The calculation of Cash Flow ROI is based on a three-year average Cash Flow ROI for fiscal 2021 through fiscal 2023 with average capital employed determined over five points (i.e., the last day of each fiscal quarter and prior fiscal year-end) and is subject to Permitted Adjustments similar to those described above with respect to the MIP.  Revenue Growth is the simple three-year average of the Company’s annual change in revenue over the performance period, as reported for the Company’s audited financial statements.  Each metric for performance cash awards is calculated independently of the other metric, and each was weighted at 50 percent of the total award.  The Threshold performance goal was the minimum performance goal that must have been achieved by the Company for the NEOs to earn a payout under the awards.

The performance goals for the LTIP metrics for performance cash awards for the period ending in fiscal 2023 were set in May 2020 and considered the long-term performance of the Compensation Peer Group, which was the comparator group at that time.  The performance goals were as follows:

	Weight	Threshold	Target	Maximum	Actual
Cash Flow ROI	50%	7%	10.5%	≥14%	10.2%
Average Annual Revenue Growth	50%	3%	8.0%	≥13%	7.0%
Payout as a % of Target	N/A	10%	100%	200%	86%

For the performance period ended in fiscal 2023, the Company’s three-year average Cash Flow ROI was 10.2 percent, which resulted in a payout equal to 46 percent of Target for the Cash Flow ROI metric.  The Company’s three-year average Revenue Growth was 7.0 percent, which resulted in a payout equal to 40 percent of Target.  Overall, both metrics were weighted equally, and the payout under the LTIP for the performance cash was 86 percent of the Target for the total award.

Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2023 and Ending in Fiscal 2025

As it did in fiscal 2022, in fiscal 2023, the HCC Committee approved long-term performance grants as a percentage of base salary and included the use of performance cash awards as part of the Company’s long-term incentive compensation plan.  For fiscal 2023, the Company’s long-term incentive plan included:

Performance Cash Awards (45 percent of long-term incentive dollars at Target).  Performance cash was adopted for three long-term incentive plan cycles as a result of the Committee’s, and the overall Board of Director’s, concern that the preferred Stock Option and Retention Restricted Stock Unit Award grant would have resulted in excessive dilution from the shareholder’s perspective, owing to a historically depressed share price in the depths of the pandemic. Performance cash is earned by achieving corporate financial goals over a three-year period (ending March 31, 2025) and will be paid after the end of that three-year period.  Payout levels vary based upon the achievement of Threshold, Target or Maximum goals in each of the Cash Flow ROI and Average Annual Adjusted EBITDA Growth metrics, as described below.  Once earned, the performance cash awards are not subject to any restriction.  Determinations of the achievement of performance goals for the performance cash awards are not made until the Company’s audited financial statements covering the last year in the performance period are completed and the results for the fiscal year are announced publicly.

Stock Options (20 percent of long-term incentive dollars at Target).  The HCC Committee believes that stock options focus executives on driving long-term performance.  Stock options have an exercise price equal to the fair market value of the common stock on the effective date of the grant, so recipients recognize a value only if and to the extent that the value of the common stock increases.  The stock options granted in fiscal 2023 vest in three equal annual installments commencing on the first anniversary of the effective date of the grant.  The vesting schedule for stock options was changed from four years to three years beginning with fiscal 2023’s grant to align the vesting schedule with the most prevalent vesting schedule in the Company’s Compensation Peer group and align all equity vesting with the 3-year performance period of the LTIP.  The stock options expire ten years from the date of grant.

Retention Restricted Stock Unit Awards (35 percent of long-term incentive dollars at Target).  Retention restricted stock unit awards reward employees for their continued commitment to the Company.  The Company grants the employees restricted stock units which vest in three equal annual installments commencing on the first anniversary of the effective date of the grant.  The vesting schedule for restricted stock units was changed from four years to three years beginning with fiscal 2023’s grant to align the vesting schedule with the most prevalent vesting schedule in the Company’s Compensation Peer group and align all equity vesting with the 3-year performance period of the LTIP.

As in fiscal 2022, the HCC Committee continued to utilize the Cash Flow ROI and Average Annual Adjusted EBITDA Growth metrics for the award of performance cash awards.  These two metrics drive alignment of management and shareholders’ interests both as a measure of capital efficiency and free cash flow generation and in achieving the Company’s earnings growth targets.  Each metric for performance cash awards is weighted at 50 percent and is calculated independently of the other metric.  The Threshold performance goal is the minimum performance goal that must be achieved by the Company for the participants to earn cash pursuant to a performance cash award.

For purposes of the LTIP, Cash Flow ROI has the same meaning set forth in the section above titled Performance Cash under the Long-Term Incentive Plan for Performance Period Ending in 2023, provided the calculation of such metric will be based on a three-year period beginning with fiscal 2023 and ending with fiscal 2025. Average Annual Adjusted EBITDA Growth means the simple three-year average of Adjusted EBITDA Growth during the fiscal 2023 to fiscal 2025 performance period.  Adjusted EBITDA Growth is calculated as set forth in the section above titled Short-Term, Performance-Based Cash Award.

For the fiscal 2023 through fiscal 2025 LTIP, the HCC Committee considered the Company’s business plan as well as seven years of historical performance results for the Performance Peer Group when setting the Cash Flow ROI and Average Annual Adjusted EBITDA Growth goals.  As a result, the HCC Committee made no adjustments to the Threshold, Target or Maximum levels, or the payout percentages, compared to the fiscal 2022 through fiscal 2024 LTIP, for Cash Flow ROI or Average Annual Adjusted EBITDA Growth.  The HCC Committee set the payout percentages for Cash Flow ROI and Average Annual Adjusted EBITDA Growth to the same level as the payout percentages for fiscal 2022 with respect to both metrics.  The goals at the Threshold, Target, and Maximum levels are intended to incentivize participants to achieve the Threshold level and strive for greater performance beyond the Threshold level.

The specific three-year performance goals for the LTIP metrics for performance cash awards granted in fiscal 2023 are as follows:

	Threshold	Target	Maximum
Cash Flow ROI	7%	10.5%	≥14%
Average Annual Adjusted EBITDA Growth	2%	7%	≥12%

The specific levels of performance cash award metrics are set forth below:

Performance	Cash Flow ROI (50%)	Average Annual Adjusted EBITDA Growth (50%)
Threshold	10% of Target Awards	10% of Target Awards
Target	100% of Target Awards	100% of Target Awards
Maximum	200% of Target Awards	200% of Target Awards

If actual Cash Flow ROI or Average Annual Adjusted EBITDA Growth for the performance period is between Threshold and Target and/or between Target and Maximum, the amount of performance cash earned will be determined on a linear basis.  If either the Company’s actual Cash Flow ROI or Average Annual Adjusted EBITDA Growth does not meet the Threshold for the performance period, no performance cash will be earned under that performance cash award metric.  If either the Company’s actual Cash Flow ROI or Average Annual Adjusted EBITDA Growth exceeds the Maximum for the performance period, only the Maximum percentage of the Target amount of performance cash for that metric will be earned.  Notwithstanding the foregoing, the HCC Committee retains the discretion to decrease the amount of performance cash earned under the LTIP.

The Company uses Cash Flow ROI (a measure indicative of the cash flow return and efficiency of invested capital) to evaluate its financial performance, so the HCC Committee used the Cash Flow ROI metric to incentivize management to continue to improve the Company’s financial performance.  Similarly, because Average Annual Adjusted EBITDA Growth is a key measure of growth of the earnings of the Company, the HCC Committee used the Average Annual Adjusted EBITDA Growth metric to incentivize management to create additional shareholder value through increased earnings of the Company.  For both metrics, the HCC Committee set the Threshold level at what it believed to be an acceptable return and set the Maximum level at what it believed to be exceptional performance with each corresponding to an appropriate competitive payout level.  Achievement and payout for each measure is calculated and paid out independently of the other measure.

As mentioned above, the HCC Committee and, for Mr. Brinker, the Board, approves the grants for each NEO under the long-term incentive plan as a percentage of base salary.  Assuming achievement of the Target level for each metric under the performance cash awards, the NEOs would receive the following percentages of base salary in total grants under the long-term incentive plan approved in fiscal 2023:

LTIP Target Payout for NEOs (Percentage of Base Salary)
Mr. Brinker	300%
Mr. Lucareli	175%
Ms. Stein	110%
Mr. Agen	100%
Mr. McGinnis	110%

The percentages for Mr. Brinker, Mr. Agen, and Mr. McGinnis increased from fiscal year 2022 to better align this compensation element with external benchmark data, including the Compensation Peer Group data and the Database.  The percentages for Mr. Lucareli and Ms. Stein were unchanged from those for fiscal 2022.  The table below sets forth the number of shares subject to stock options and the number of restricted stock units issued to each NEO in fiscal 2023 as well as the value of performance cash that would be earned upon achievement of each of the long-term incentive plan metrics on March 31, 2025:

			Performance Cash Awards
	Shares Subject to Stock Options (#)	Shares of Restricted Stock Units (#)	Threshold	Target	Maximum
Mr. Brinker	78,037	76,954	$121,500	$1,215,000	$2,430,000
Mr. Lucareli	29,210	28,804	$45,478	$454,781	$909,562
Ms. Stein	13,083	12,901	$20,369	$203,693	$407,386
Mr. Agen	11,113	10,959	$17,303	$173,025	$346,050
Mr. McGinnis	14,243	14,046	$22,176	$221,760	$443,520

Fiscal 2023 Mid-Year Grants

To drive engagement and retain critical leadership, the HCC committee approved mid-year grants of restricted stock units to all of the NEOs (other than Mr. Brinker) that report to the CEO with a value equal to 50% of the NEO’s salary at the time of the grant.  These grants (the “Mid-Year Retention Grants”) were made in October 2022 and vest on the one-year anniversary date of the grant date if the performance conditions set forth in the award agreement are met on or before that anniversary.   The specified performance objectives related to the Company’s ongoing 80/20 initiatives and organizational transformation.  The Mid-Year Retention Grants will be forfeited upon a termination of employment prior to the one-year anniversary of the grant date or if the performance conditions are not satisfied.

Executive Compensation in Fiscal 2024

As it did for fiscal 2023, the HCC Committee approved a fiscal 2024 MIP program including three distinct incentive plans – one Corporate plan for the corporate leadership team, and two segment-specific plans, one each for our Climate Solutions and Performance Technologies businesses.  Executive leadership at the segment level will participate in both the Corporate Plan and the appropriate segment-specific plan (with participation in each plan weighted equally 50/50), while all other participants will be assigned to the appropriate Business Segment or Corporate plan.  For fiscal 2024, the HCC Committee determined there would be no change to the performance measures for the fiscal 2024 MIP for all three plans.

For fiscal 2024, the HCC Committee approved the Company’s changes to the mix of LTIP vehicles. The new LTIP mix going forward for the NEOs and other Officers at target will be 80% performance stock awards and 20% retention restricted stock unit awards, with the intent of reinforcing the commitment to a performance-driven culture at Modine and increasing the direct link of pay to changes in shareholder value. This compares to fiscal years 2022 and 2023 LTIP mix at target of 45% performance cash awards, 35% retention restricted stock awards and 20% stock option awards, and to the fiscal year 2021 LTIP mix at target of 40% performance cash awards, 40% retention restricted stock awards and 20% stock option awards. The prior use of performance cash awards was temporary with the intent of mitigating the impact on share dilution during a period of low stock prices. Now with a higher stock price, the Company has returned to the use of performance stock awards instead of performance cash awards. The vesting schedule for retention restricted stock unit awards will remain the same with the awards vesting over a 3-year period. Performance stock awards will have a three-year performance period, which is the same duration as the prior year performance cash awards. Further, the HCC Committee determined there would be no change to the fiscal 2024-2026 performance award measures which will continue to be three-year average Cash Flow ROI and three-year Average Adjusted EBITDA Growth, equally weighted.

Employment and Post-Employment Benefits

General Benefit

The NEOs receive the same basic employee benefits that are offered by the Company to all salaried employees within the region where the individual resides.  These benefits include medical and dental coverage, disability insurance and life insurance.  The cost of these benefits is partially borne by the employee, including each NEO.

The Company does not generally provide perquisites to any of the NEOs.

Retirement Benefits for U.S. Employees

The Company offers retirement benefits to its employees through tax-qualified plans, including the Modine Manufacturing Company 401(k) Retirement Plan (formerly known as the Modine 401(k) Plan for Salaried Employees), which is an employee and employer funded “Safe Harbor” plan.  In recent years, the Company has contributed to participant 401(k) accounts (including NEO participants) a Safe Harbor Matching Contribution equal to 100 percent of the first 3 percent of compensation that an employee contributes to the Plan as an Elective Deferral for the Plan Year, plus 50 percent of the next 3 percent of compensation that an employee contributes as an Elective Deferral for the Plan Year.  For eligible NEOs and eligible senior managers whose eligible compensation exceeds the IRS annual compensation limit, the Company has applied this matching formula to the applicable over-the-limit compensation and this amount is contributed to the Modine Deferred Compensation Plan.  The Company did not make any additional contributions to the Modine Manufacturing Company 401(k) Retirement Plan for fiscal 2023.

While the Modine Manufacturing Company 401(k) Retirement Plan “Safe Harbor” contribution is available to the Company’s eligible employees in the U.S., each individual participant’s 401(k) plan balance may vary due to a combination of differing annual amounts contributed by the employee, the investment choices of the participant (the same investment choices are available to all participants in the plan) and the number of years the person has participated in the 401(k) plan.  Additionally, each eligible NEO’s and senior manager’s Deferred Compensation Plan balance may vary due to a combination of differing annual amounts contributed by the employee, the employee’s annual eligible compensation, the investment choices of the participant (the same investment choices are available to all eligible NEOs and senior managers in the plan) and the number of years the employee has participated in the Deferred Compensation Plan.

In fiscal 2023, the Company made matching contributions to an NEO’s account under the 401(k) Retirement Plan equal to the sum of 100 percent of the first 3 percent of compensation an NEO elected to contribute to the 401(k) Retirement Plan and 50 percent of the next 3 percent of compensation an NEO elected to contribute to the 401(k) Retirement Plan.  In fiscal 2023, the Company made contributions to the NEOs’ accounts under the Deferred Compensation Plan equal to the sum of 100 percent of the NEOs’ first 3 percent of eligible compensation in excess of the compensation limits applicable to 401(k) Plans and the NEOs (“over-the-limit compensation”) and 50 percent of the NEO’s next 3 percent of eligible over-the-limit compensation.

The Company’s defined benefit pension plan, which is frozen, is more fully described in the Pension Benefits Table for Fiscal 2023 below.  Mr. Lucareli and Mr. Agen participate in the Company’s defined benefit pension plan.  Mr. Brinker, Ms. Stein, and Mr. McGinnis joined the Company after the defined benefit pension plan was closed to new participants.

In addition to the employee benefits applicable to U.S. employees in general, certain highly compensated employees of the Company, including the NEOs, may participate in the Deferred Compensation Plan. The Deferred Compensation Plan is a nonqualified plan that allows a highly compensated employee to defer up to 50 percent of their base salary and up to 50 percent of their bonus.  Compensation deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The sums deferred do not earn a preferential rate of return and the investment alternatives are generally the same as the 401(k) Retirement Plan.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  As part of the Company’s objective of restoring in this plan amounts that exceeded the allowable Company match and Company contributions to the 401(k) Retirement Plan because of statutory limits, the Company contributes an amount equal to the amount of the employer match and employer contribution that was not allowed to be contributed to the 401(k) Retirement Plan for such individuals due to statutory limits.

Severance Plan

The Company has a severance plan that was last updated by the HCC Committee in fiscal 2012 (the “Severance Plan”) for members of the officer-level Executives as recommended to the Committee by the Company’s CEO, to ensure consistent treatment of individuals in such positions in the event of an involuntary termination of employment without cause.  The Severance Plan provides that such individuals would be paid their annual base salary at the time of termination in installment payments over the course of the year following termination and would be eligible to elect Company-paid COBRA continuation coverage for one year following termination.  In order to receive these benefits, participants are required to release the Company from any and all liability.  Additionally, the Severance Plan provides certain benefits in the event of an NEO’s termination of employment in connection with a change in control of the Company.  See Potential Post-Employment Payments below for additional information about benefits under the Severance Plan.  All NEOs other than Mr. Brinker (who has a separate employment and change in control agreement) are covered under the Severance Plan; provided, however, Mr. Lucareli is not entitled to certain benefits in the event of his termination of employment in connection with a change in control of the Company under the Severance Plan as he has entered into a separate change in control agreement with the Company (see Potential Post-Employment Payments below for more information).

Share Ownership Guidelines - Officers

The Company has maintained share ownership guidelines for directors and officers of the Company, including the NEOs, since 2008.  The Board continues to believe that directors and officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward compliance with the guidelines.

The current guidelines provide that, on the fifth anniversary of appointment to the position, the President and CEO is expected to hold shares of Company stock with a value of at least five times his or her annual base salary.  In addition, the guidelines do not distinguish between NEOs and other executive officers and provide that all executive officers, other than the President and CEO, are expected to hold shares of Company stock with a value of at least three times their current annual base salary.  The stock value is determined by using the higher of the stock price at the time of measurement or the average stock price over the previous three years.  The HCC Committee reviews the guidelines and compliance therewith on at least an annual basis.  The chair of the Governance Committee evaluates whether an exception should be made for any officer, who, due to his or her unique financial circumstances or other extenuating circumstances, would incur a hardship by complying with the applicable guideline after the initial five-year period and, in such an event, may make an exception to the guidelines for such individual.  Additionally, the guidelines may be temporarily waived for an officer who has an unusual personal circumstance or is approaching retirement and has a need to diversify his/her stock holdings.  Each of the NEOs who has been an officer of the Company for at least five years is currently in compliance with the stock ownership guidelines.

Related Policies Applicable to Executive Officers

Under the Company’s Insider Trading Policy, all directors and executive officers, including the NEOs, are prohibited from holding shares of Company stock in a margin account or otherwise pledging shares of Company stock in any way, and all directors and employees, including their designees, of the Company are prohibited from engaging in hedging or monetizing transactions involving Company stock.  The HCC Committee has also implemented an incentive compensation recoupment (or “clawback”) policy.  Effective beginning with awards granted in fiscal 2013, the clawback policy requires forfeiture or repayment of any awards granted under the Incentive Plan (i.e., the MIP (cash bonus) or any long-term incentive awards) if the HCC Committee determines that a participant committed an act of misconduct that is adverse, or reasonably expected to be adverse, to the best interests of the Company or its shareholders.  The HCC Committee and the Company intends to revise its clawback policy consistent with the NYSE listing standards in fiscal 2024.

Employment Agreements

The Company has an employment agreement with Mr. Brinker.  See Potential Post-Employment Payments below for additional information about benefits in the event of a termination of employment under Mr. Brinker’s employment agreement.

Effective as of August 31, 2020, the Company entered into certain CEO Transition Retention Agreement Letters with Messrs. Lucareli and Agen and Ms. Stein to provide a retention incentive for such NEOs through the transition of the CEO role from Thomas A. Burke, the former President and Chief Executive Officer of the Company, to Mr. Brinker.  The CEO Transition Retention Agreement Letters provided for a cash award incentive and a grant of retention restricted stock units to each of the foregoing NEOs if they remain employed with the Company until August 4, 2022 (unless terminated earlier by the Company without Good Cause).  The cash award incentive under the CEO Transition Retention Agreement Letters for each of the applicable NEOs was equal to fifty percent (50%) of the NEO’s base salary as of August 4, 2022 and the grant of retention restricted stock units (“Transition Retention Grants”) was equal, based on grant date fair value, to fifty percent (50%) of each applicable NEO’s target value of his or her prevailing annual LTIP award as of August 4, 2022, based on the closing stock price of the Company on August 3, 2022.  Messrs. Lucareli and Agen and Ms. Stein received their cash award incentives and their Transition Retention Grants in fiscal 2023, the value and grant date fair value of which has been included in the Summary Compensation Table.  The Transition Retention Grants will not vest until the second anniversary after the date of grant.  Ms. Stein’s Transition Retention Grant was forfeited in connection with her voluntary termination of employment.

The Company has entered into change in control agreements with Mr. Brinker and Mr. Lucareli and certain other key employees.  The purpose of these agreements is to ensure continuity and, in the case of a change in control, the continued dedication of key employees during any period of uncertainty due to a proposed or pending change in control of the Company.  See Potential Post-Employment Payments below for additional information about benefits in the event of a change in control under the employment agreements and the change in control agreements.

Tax Implications for NEOs

The HCC Committee generally seeks to structure compensation amounts and plans so that they do not result in penalties for the NEOs under the Internal Revenue Code of 1986, as amended (the “Code”).  For example, Section 409A of the Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The HCC Committee has generally structured the elements of the Company’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs.  Section 280G and related provisions of the Code impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change in control and results in the loss of the compensation deductions for such payments by the executive’s employer.  When the Company entered into the change in control agreement with Mr. Lucareli, which was entered into prior to 2009, the HCC Committee structured the change in control payment to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments to him.  The portion of the Severance Plan applicable in a change in control, which is applicable to those joining the Company’s senior management on or after the date of adoption of the Severance Plan, does not provide excise tax gross ups in the event of a change in control.

Tax Implications of IRC Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid in any tax year to a company’s CEO, CFO, and its three most highly compensated NEOs (other than the CEO and CFO) regardless of whether they were in service as of the end of any such tax year (each a “covered employee”). Additionally, for any NEO whose compensation was or is subject to this limitation in any tax year beginning in or after 2017, that executive officer’s compensation will remain subject to this annual deductibility limitation for any future tax year in which he or she receives compensation from Modine, regardless of whether he or she remains a NEO.

Accordingly, Modine is only able to deduct up to $1,000,000 per year of the compensation payable to any of our NEOs who is a “covered employee” as determined under Section 162(m), unless certain transition relief pursuant to tax reform legislation signed into law on December 22, 2017, would apply to the applicable compensation.

COMPENSATION COMMITTEE REPORT

The HCC Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management; and, based on that review and discussion, the HCC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2023.

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

Christopher W. Patterson, Chair
Suresh V. Garimella
Katherine C. Harper
Larry O. Moore

FISCAL 2023 NEO COMPENSATION

2023 Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company’s NEOs, which include (i) the Principal Executive Officer, (ii) the Principal Financial Officer, and (iii) the three most highly compensated executive officers, serving as officers as of the end of fiscal 2023.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)

Neil D. Brinker	2023	882,750	-		944,995	540,016	2,414,355	NA	42,016	4,824,132
President and CEO
	2022	825,846	-		730,618	417,282	-	NA	39,694	2,013,440

	2021	258,462	-		2,090,225	132,033	266,667	NA	183,984	2,931,370

Michael B. Lucareli	2023	563,567	288,750	(7)	1,147,780	202,133	1,162,545	0	27,240	3,392,015
EVP, CFO
	2022	510,615	-		321,554	183,650	-	0	25,099	1,040,918

	2021	514,204	-		520,001	260,212	507,726	14,691	11,653	1,828,486

Sylvia A. Stein	2023	403,406	205,750	(7)	590,514	90,534	534,401	NA	17,505	1,842,110
VP, GC, Corp. Sec. and
Chief Compliance Officer	2022	376,292	-		146,679	83,778	-	NA	18,695	625,443

	2021	344,850	-		145,203	72,658	248,298	NA	9,231	820,240

Brian J. Agen	2023	376,937	192,250	(7)	519,076	76,902	475,951	0	18,037	1,659,153
VP, HR
	2022	351,554	-		112,148	64,049	-	0	17,515	545,266

Eric S. McGinnis	2023	439,242	0		396,483	98,562	703,730	NA	21,018	1,659,035
President, Climate Solutions
	2022	261,769	25,000		889,874	259,379	-	NA	9,893	1,445,915

(1)	The salary amounts include amounts deferred at the NEO’s option through contributions to the Modine 401(k) Retirement Plan and the Modine Deferred Compensation Plan.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for retention restricted stock unit awards (inclusive of any Mid-Year Retention Grants and Transition Retention Grants).  The assumptions used to determine the fair value of the awards are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2023.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for grants of stock options.  The assumptions used to determine the value of the options are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2023.  The actual value, if any, that an optionee will realize upon the exercise of an option will depend on the excess of the market value of the Company’s common stock over the exercise price on the date the option is exercised, which cannot be determined until the option is exercised.

(4)
The amounts in the “Non-Equity Incentive Plan Compensation” column include payments under the MIP and the performance cash awards for the fiscal 2021 - 2023 performance cycle.  The amount reported in the “Non-Equity Incentive Plan Compensation” column includes the following fiscal 2023 MIP awards: $1,493,538 for Mr. Brinker, $715,345 for Mr. Lucareli, $409,529 for Ms. Stein, $382,658 for Mr. Agen, and $527,370 for Mr. McGinnis.  The amount reported in the “Non-Equity Incentive Plan Compensation” column also includes the following payments on LTIP performance cash awards for fiscal 2021 - 2023: $227,040 for Mr. Brinker (was pro-rated), $447,200 for Mr. Lucareli, $124,872 for Ms. Stein, and $93,293 for Mr. Agen.  Finally, Mr. Brinker’s and Mr. McGinnis’s amounts also include payments on their Make Whole performance cash awards of $693,777 and $176,360, respectively.

(5)
Represents the change in pension value between the end of fiscal 2022 and the end of fiscal 2023 for the NEOs who participate in the Modine Manufacturing Company Pension Plan.  For purposes of calculating the change in benefit values from year to year, the discount rates used to determine the present value of the benefit were 5.2 percent as of March 31, 2023, and 3.9 percent as of March 31, 2022. The change in pension value of the Salaried Pension Plan for Mr. Lucareli and Mr. Agen was ($39,741), and ($27,804), respectively.

(6)	The amounts set forth in this column for fiscal 2023 include:

•
Company matching contributions to participant accounts in the 401(k) Retirement Plan (“401(k) Company Match”) equal to 100 percent of the amount contributed to the plan by the employee for up to 3 percent of annual income, and 50 percent of the amount contributed to the plan by the employee for up to an additional 3 percent of annual income, subject to the maximum contribution limit to the plan ($20,500 in calendar year 2022 and $22,500 in calendar year 2023);

•
Company contributions to the Deferred Compensation Plan equal to the amount of the Company match on salary that could not be contributed to the 401(k) Retirement Plan, because of statutory limits (“Company Excess Match/Contribution Overflow to Deferred Compensation Plan”);

•	Company payment of long-term disability insurance premiums (“Long-Term Disability Insurance Premiums”);

•	Company payment of life insurance premiums (“Life Insurance Premiums”);

•	Severance payments; and

•	Perquisites and other personal benefits.

Name	401(k) Company Match ($)	Company Excess Match / Contribution Overflow to Deferred Compensation Plan ($)	Long-Term Disability & Life Insurance Premiums ($)	Severance ($)	Perquisites ($)	Total ($)

Neil D. Brinker	14,175	25,324	2,517	-	-	42,016

Michael B. Lucareli	14,543	11,090	1,607	-	-	27,240

Sylvia A. Stein	12,243	4,112	1,150	-	-	17,505

Brian J. Agen	14,021	2,941	1,075		-	18,037

Eric S. McGinnis	14,068	5,698	1,252	-	-	21,018

(7)	Cash portion of award incentive earned under the previously-referenced CEO Transition Retention Agreement Letters.

Grants of Plan-Based Awards for Fiscal 2023

In fiscal 2023, the Company granted stock options, retention restricted stock units, performance cash and short-term cash incentives as Plan-Based Awards.

Stock options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  Stock options granted in fiscal 2023 vest in three annual installments commencing one year after the date of grant.  The stock options expire ten years from the date of grant.  Except for the Mid-Year Retention Grants and Transition Retention Grants, retention restricted stock units granted in fiscal 2023 vest in three annual installments commencing one year after the date of grant. Further details regarding the performance cash and short-term cash incentives (MIP awards) are described in the Compensation Discussion and Analysis section above.

The following table sets forth information about grants of awards made in the fiscal year ending March 31, 2023, to the NEOs.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts of Performance-based Awards Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#) (1)	All Other Option Awards; Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Neil D.	NA	(2)	88,375	883,750	1,767,500							NA
Brinker	6/6/22	(3)	121,500	1,215,000	2,430,000							NA
	6/6/22								76,954			944,995
	6/6/22									78,037	12.28	540,016

Michael B.	NA	(2)	42,328	423,281	846,563							NA
Lucareli	6/6/22	(3)	45,478	454,781	909,562							NA
	6/6/22								28,804			353,713
	6/6/22									29,210	12.28	202,133
	8/4/22	(4)							37,626			505,317
	10/19/22	(5)							19,563			288,750

Sylvia A.	NA	(2)	24,233	242,325	484,650							NA
Stein	6/6/22	(3)	20,369	203,693	407,386							NA
	6/6/22								12,901			158,424
	6/6/22									13,083	12.28	90,534
	8/4/22	(4)							16,853			226,336
	10/19/22	(5)							13,940			205,754

Brian J.	NA	(2)	22,643	226,425	452,850							NA
Agen	6/6/22	(3)	17,303	173,025	346,050							NA
	6/6/22								10,959			134,577
	6/6/22									11,113	12.28	76,902
	8/4/22	(4)							14,315			192,250
	10/19/22	(5)							13,025			192,249

Eric S.	NA	(2)	28,584	285,838	571,675							NA
McGinnis	6/6/22	(3)	22,176	221,760	443,520							NA
	6/6/22								14,046			172,485
	6/6/22									14,243	12.28	98,562
	10/19/22	(5)							15,176			223,998

(1)	Stock options and restricted stock units are made under the 2020 Incentive Compensation Plan.

(2)	These are the fiscal 2023 MIP awards, short-term incentive cash awards.

(3)	These are the fiscal 2023 performance cash awards, long-term performance cash awards granted under the fiscal 2023 LTIP for fiscal 2023 - 2025.

(4)	Transition Retention Grants in the form of RSUs that vest 100 percent on the second anniversary of grant.

(5)	Mid-Year Retention RSU grants that vest 100 percent on the one-year grant anniversary.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

Neil D.	11,420	11,423	11.19	12/1/30	126,271	2,910,547	-	-
Brinker	11,109	33,330	17.79	6/4/31
	-	78,037	12.28	6/6/32

Michael B.	10,651	-	14.94	6/2/24	145,031	3,342,965	-	-
Lucareli	15,285	-	11.39	6/2/25
	27,065	-	10.00	5/31/26
	17,842	-	15.90	6/1/27
	20,131	-	17.90	5/30/28
	22,152	7,385	13.26	5/29/29
	39,188	39,189	6.62	10/2/30
	4,889	14,669	17.79	6/4/31
	-	29,210	12.28	6/6/32

Sylvia A.	8,888	-	17.90	5/30/28	63,585	1,465,634	-	-
Stein	9,777	3,259	13.26	5/29/29
	10,942	10,943	6.62	10/2/30
	2,230	6,692	17.79	6/4/31
	-	13,083	12.28	6/6/32

Brian J.	3,192	-	14.94	6/2/24	53,268	1,227,827	-	-
Agen	4,842	-	11.39	6/2/25
	8,765	-	10.00	5/31/26
	6,847	-	15.90	6/1/27
	6,643	-	17.90	5/30/28
	7,302	2,437	13.26	5/29/29
	8,174	8,177	6.62	10/2/30
	1,705	5,116	17.79	6/4/31
	-	11,113	12.28	6/6/32

Eric S.	8,096	4,173	12.62	8/25/31	46,311	1,067,469	-	-
McGinnis	2,071	6,213	12.62	8/25/31
	-	14,243	12.28	6/6/32

(1)	The options vest in four equal annual installments commencing on the first anniversary of the date of grant, except options awarded in fiscal 2023 vest in three annual installments.

(2)
All of these shares are restricted stock unit awards.  Other than Mid-Year Retention Grants and Transition Retention Grants, all restricted stock units granted prior to fiscal 2023 vest in four equal annual installments commencing one year after the date of grant, and awards granted in fiscal 2023 vest in three annual installments.  The market value of the awards was determined by multiplying the number of restricted stock units by $23.05, the closing price of the Company’s common stock on the NYSE on March 31, 2023 (the last trading day of fiscal 2023).  The Mid-Year Retention Grants vest in full on the one-year anniversary of the date of grant but only if the performance conditions are met and the Transition Retention Grants vest in full on the second anniversary of the date of grant. See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of retention restricted stock unit awards.

The restricted stock units vest as follows:

	Shares vesting for
	Neil Brinker (#)	Michael Lucareli (#)	Sylvia Stein (#)	Brian Agen (#)	Eric McGinnis (#)

May 20, 2023	6,719
May 29, 2023		6,205	2,739	2,046
June 4, 2023	10,267	4,518	2,061	1,576
June 6, 2023	25,394	9,505	4,257	3,616	4,635
August 25, 2023					8,852
October 2, 2023		19,637	5,483	4,096
October 19, 2023		19,563	13,940	13,025	15,176
December 1, 2023	5,898
February 23, 2024					4,400
June 4, 2024	10,267	4,518	2,061	1,576
June 6, 2024	25,394	9,505	4,257	3,616	4,635
August 4, 2024		37,626	16,853	14,315
August 25, 2024					1,918
October 2, 2024		19,639	5,485	4,099
December 1, 2024	5,898
June 4, 2025	10,268	4,521	2,062	1,576
June 6, 2025	26,166	9,794	4,387	3,727	4,776
August 25, 2025					1,919

(3)	No performance stock awards remain outstanding.

Option Exercises and Stock Vested for Fiscal 2023

Each of the stock prices set forth below was the closing price of the Company’s common stock on the NYSE on the date the restrictions lapsed, and the shares vested.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Neil D. Brinker				6,717	55,751	(5)
				10,267	120,329	(6)
				5,898	124,625	(7)
				24,191	642,029	(8)

Michael B. Lucareli	3,783	23,417	(1)	6,202	69,834	(9)
	13,379	196,377	(2)	4,431	49,893	(10)
				4,518	52,951	(6)
				7,691	93,138	(11)
				19,637	254,103	(12)

Sylvia A. Stein				2,737	30,819	(9)
				1,956	22,025	(10)
				2,061	24,155	(6)
				3,395	41,113	(11)
				5,483	70,950	(12)

Brian J. Agen	1,801	10,518	(3)	2,045	23,027	(9)
	3,248	38,889	(4)	1,463	16,473	(10)
				1,576	18,471	(6)
				2,536	30,711	(11)
				4,096	53,002	(12)

Eric S. McGinnis				17,143	139,201	(13)
				8,851	146,572	(14)
				9,447	232,491	(15)
				4,268	105,505	(16)

(1)	Option exercised on June 1, 2022, at $11.94. The option was granted on June 5, 2012, at a share price of $5.75.
(2)	Option exercised on February 21, 2023, at $25.078019. The option was granted on June 3, 2013, at a share price of $10.40.
(3)	Option exercised on June 2, 2022, at $11.59. The option was granted on June 5, 2012, at a share price of $5.75.
(4)	Option exercised on March 30, 2023, at $22.37321. The option was granted on June 3, 2013, at a share price of $10.40.
(5)	Shares vested on May 20, 2022, at $8.30 per share, the closing price on such date.
(6)	Shares vested on June 4, 2022, at $11.72 per share, the closing price on June 3, 2022.
(7)	Shares vested on December 1, 2022, at $21.13 per share, the closing price on such date.
(8)	Shares vested on March 3, 2023, at $26.54 per share, the closing price on such date.
(9)	Shares vested on May 29, 2022, at $11.26 per share, the closing price on May 27, 2022.
(10)	Shares vested on May 30, 2022, at $11.26 per share, the closing price on May 27, 2022.
(11)	Shares vested on June 8, 2022, at $12.11 per share, the closing price on such date.
(12)	Shares vested on October 2, 2022, at $12.94 per share, the closing price on September 30, 2022.
(13)	Shares vested on May 8, 2022, at $8.12 per share, the closing price on May 6, 2022.
(14)	Shares vested on August 25, 2022, at $16.56 per share, the closing price on such date.
(15)	Shares vested on February 18, 2023, at $24.61 per share, the closing price on February 17, 2023.
(16)	Shares vested on February 23, 2023, at $24.72 per share, the closing price on such date.

Pension Benefits Table for Fiscal 2023

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Neil D. Brinker	NA	NA	NA	NA

Michael B. Lucareli	Salaried Pension Plan	6.6	162,949	-

Sylvia A. Stein	NA	NA	NA	NA

Brian J. Agen	Salaried Pension Plan	9.3	119,509	-

Eric S. McGinnis	NA	NA	NA	NA

(1)
The Company used the following assumptions to determine the present value of accumulated benefit as set forth in the table above: discount rate of 5.2 percent; Mortality: use of Pri-2012 (70 percent Blue Collar/30 percent White Collar Blend) table projected generationally using scale MP-2021 converging to the 2022 Proxy SSA ultimate improvement factors over 10 years for age and 20 year for cohort (post - retirement decrement only); service up to March 31, 2006 and pay up to December 31, 2007 (the plan froze service accumulation on March 31, 2006 and pay changes on December 31, 2007); employees elect to begin payments as soon as they are eligible to receive unreduced benefits; 80 percent of employees elect lump sums from the qualified plan and 20 percent elect annuities.

Pension Benefits

The Company’s pension plan, The Modine Manufacturing Company Pension Plan (the “Salaried Pension Plan”), is frozen.  Participants in the Salaried Pension Plan no longer earn additional credited service (effective April 1, 2006) and changes in salary for a participant are not considered in determining pension benefits (effective December 31, 2007).  The Salaried Pension Plan was formerly a part of competitive compensation for manufacturing companies such as Modine.  The Salaried Pension Plan was frozen consistent with contemporary benefit practices.

The NEOs who were employed by the Company on or before December 31, 2003, participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plan.  Mr. Brinker, Ms. Stein, and Mr. McGinnis do not participate in the Salaried Pension Plan because they joined the Company after December 31, 2003.

Retirement benefits are based upon an employee’s earnings for the five highest consecutive calendar years of the last ten calendar years preceding retirement (provided that salary after the plan was frozen is not considered) and on years of service (provided that service after the plan was frozen is not considered).  Applicable earnings include salary, bonus, and any amount deferred under the 401(k) Retirement Plan.  A minimum of five years of service was required for the benefits to vest.  The principal benefit under the Salaried Pension Plan is a lifetime monthly benefit for the joint lives of a participant and his or her spouse based on the employee’s earnings and period of employment.  The pension benefit is not subject to offset against Social Security benefits.  Employees may retire with unreduced early retirement benefits at age 62 or may be eligible for deferred or other early retirement benefits depending on their age and years of service.  In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the sum of the employee’s age plus years of eligible service with the Company equals at least 85.  Furthermore, if employed on and before March 31, 2001, an employee who reaches age 62 and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he or she elects not to retire at that time.  Payment pursuant to the Salaried Pension Plan may be limited by regulation based upon the funded status of the plan.

Pension benefits under the Salaried Pension Plan are subject to possible limitations imposed by the Code.

Nonqualified Deferred Compensation Table for Fiscal 2023

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Neil D. Brinker	-	25,324	-	-	46,105

Michael B. Lucareli	19,395	11,090	(28,706)	-	542,540

Sylvia A. Stein	5,559	4,112	(2,439)	-	45,290

Brian J. Agen	-	2,941	(901)		20,471

Eric S. McGinnis	-	5,698	63	-	5,761

(1)	Amounts include any deferrals of base salary and such amounts are included in the “Base Salary” column of the Summary Compensation Table.

(2)
Amounts are reported in the Summary Compensation Table.  Company matching contributions that could not otherwise be made to the 401(k) Retirement Plan because of statutory limits are made to the Deferred Compensation Plan.

(3)
All executive contributions and contributions by the Company for fiscal 2023 have been reported in the Summary Compensation Table for the current year (i.e., fiscal 2023).  In addition to the current year, executive contributions and contributions by the Company with respect to Mr. Lucareli for prior years in which Mr. Lucareli was an NEO have been reported in the Summary Compensation Table in prior years.  In total, $172,894 in contributions have been reported for Mr. Lucareli as an NEO in the Summary Compensation Table in prior years.  The remainder of the aggregate balance for Mr. Lucareli in the above column reflects earnings (and losses) on those contributions.  In addition to the current year, the Company has reported $23,750, $28,745 and $2,593 in contributions in the Summary Compensation Table for Mr. Brinker, Ms. Stein, and Mr. Agen, respectively, prior to fiscal 2023.  The remainder of their aggregate balances in the above column reflects contributions prior to their becoming an NEO, if any, and the earnings (and losses) on their contributions. Mr. McGinnis did not make or receive any nonqualified deferred compensation contributions prior to fiscal 2023.

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a nonqualified plan.  All of the NEOs currently employed by Modine are eligible to participate in the Deferred Compensation Plan.  The Deferred Compensation Plan allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to the 401(k) Retirement Plan.  For the 2022 calendar year, an employee could generally contribute no more than $20,500 to the 401(k) Retirement Plan.  The Deferred Compensation Plan allows a highly compensated employee to defer up to ten percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The sums deferred do not earn a preferential rate of return.  Company contributions are also made to the Deferred Compensation Plan in an amount equal to the Company match and profit sharing contributions that would otherwise have been contributed to the 401(k) Retirement Plan but for the statutory limits.  All of the NEOs who participate in the Deferred Compensation Plan were fully vested in the Company contributions as of March 31, 2023.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.

The investment alternatives available to the NEOs under the Deferred Compensation Plan are selected by the Company and are generally the same as the alternatives available under the 401(k) Retirement Plan but may be changed from time to time.  The NEOs are permitted to change their investment elections at any time on a prospective basis.  The table below shows the funds available under the plan and their annual rate of return for the fiscal year ended March 31, 2023.

Name of Fund	Return for 12 Months Ended March 31, 2023
Aberdeen U.S. Small Cap Equity Institutional Fund	-8.22%
Baird Aggregate Bond Institutional Fund	-4.67%
DFA US Large Cap Equity Portfolio Institutional Fund	-7.22%
DFA US Small Cap Fund	-5.16%
Fidelity 500 Index Fund	-7.74%
Fidelity Diversified International K6 Fund	-5.33%
Fidelity Mid Cap Index Fund	-8.74%
Fidelity Small Cap Index Fund	-11.41%
Fidelity Total International Index Fund	-4.71%
Fidelity US Bond Index Fund	-4.78%
Hartford MidCap R6 Fund	-10.02%
Vanguard Short-Term Bond Index Admiral Fund	-0.33%
Allspring Government Money Market Institutional Fund	2.54%
T. Rowe Price Retirement I 2005 I Fund	-5.59%
T. Rowe Price Retirement I 2010 I Fund	-5.69%
T. Rowe Price Retirement I 2015 I Fund	-5.79%
T. Rowe Price Retirement I 2020 I Fund	-5.81%
T. Rowe Price Retirement I 2025 I Fund	-6.29%
T. Rowe Price Retirement I 2030 I Fund	-6.87%
T. Rowe Price Retirement I 2035 I Fund	-7.24%
T. Rowe Price Retirement I 2040 I Fund	-7.61%
T. Rowe Price Retirement I 2045 I Fund	-7.64%
T. Rowe Price Retirement I 2050 I Fund	-7.69%
T. Rowe Price Retirement I 2055 I Fund	-7.76%
T. Rowe Price Retirement I 2060 I Fund	-7.75%
T. Rowe Price Retirement Balanced Fund	-5.3%

POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company has certain obligations to its NEOs upon a termination of employment as a result of agreements with such officers or other plans, arrangements or policies that benefit the officers.

Mr. Brinker is the only NEO who has an agreement with the Company governing the terms of his employment. Pursuant to the employment agreement that was entered into with Mr. Brinker in 2020, Mr. Brinker agreed to serve as an executive officer of the Company and devote his full time to the performance of his duties.

The following sets forth the amount of payments to each NEO in the event of a termination of employment as a result of voluntary termination, retirement (including early retirement), death, disability, termination for Cause, and involuntary termination (including termination without Cause or for Good Reason).

Voluntary Termination.  An NEO may terminate his/her employment with the Company at any time.  In general, upon the individual’s voluntary termination:

•	we would not pay severance;
•	the executive would forfeit all unvested stock options, retention restricted awards, and performance cash awards;
•	all benefits and perquisites would cease; and
•
the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan (see the Pension Benefits Table for Fiscal 2023 on page 39) and the Nonqualified Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table for Fiscal 2023 on page 40).

Retirement and Early Retirement.  No NEOs were eligible for retirement on March 31, 2023.  In general, upon the executive’s full or early retirement:

•	we would not pay severance;
•	the HCC Committee may, in whole or in part, waive any or all remaining restrictions on unvested stock options and Retention Restricted Awards (for NEOs);
•	all benefits and perquisites would cease; and
•	the NEO, if a participant in the Salaried Pension Plan or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Death.  In general, upon the death of an NEO:

•	the executive’s estate would receive his/her base salary through the month in which the executive dies, plus any unused vacation pay;

•	all unvested stock options and retention restricted awards (other than the Mid-Year Retention Grants) would vest;
•	all benefits and perquisites would cease;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period; and

•
the NEO’s estate, if he or she was a participant in the Salaried Pension Plan or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Disability.  If a total and permanent disability causes the termination of employment of an NEO, then for such NEO:

•	we would not pay severance;
•	all unvested stock options and retention restricted awards (other than the Mid-Year Retention Grants) would vest;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period;

•	all benefits and perquisites would cease; and
•	the NEO, if a participant in the Salaried Pension Plan or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination for Cause.  The Company may terminate Mr. Brinker’s employment for Cause under the terms of his employment agreement and, thereby, terminate any obligation to Mr. Brinker under his employment agreement.  A termination for “Cause” generally means a termination for willful and continued failure to substantially perform his duties with the Company, conviction of a crime related to his duties, material breach of his employment agreement, or commission of an act of dishonesty or any willful act of misconduct which results in or could reasonably be expected to result in significant injury to the Company.  The other NEOs without an employment agreement may be terminated by the Company for cause at any time and are not entitled to receive any severance payments or benefits upon such termination.  On the NEO’s termination date, generally, all unvested stock options, Retention Restricted Awards and long-term incentive awards would be forfeited, and all benefits and perquisites would cease.  The NEO, if a participant in the Salaried Pension Plan or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination without Cause, or for Good Reason.  If the Company terminates Mr. Brinker’s employment and the termination is not for Cause or if Mr. Brinker terminates employment with the Company for Good Reason (“Good Reason” means at least one of the following events has occurred without the consent of the affected executive: a material diminution in the executive’s aggregate base salary and target incentive amount (other than pro rata reductions that also affect similarly situated employees); a material decrease in the executive’s authority, duties or responsibilities, or a material change in the geographic location at which the executive must perform services), the Company is obligated to pay to Mr. Brinker an amount equal to two times his base salary over a two-year period following his termination.  The Company’s obligation is subject to Mr. Brinker’s execution of a full release of any claims against Modine.

If the Company involuntarily terminates the employment of Mr. Lucareli, Ms. Stein, Mr. McGinnis, or Mr. Agen without cause, these NEOs would receive benefits under the Severance Plan for officer-level Executives.  Under the Severance Plan, each of the NEOs would receive his or her annual base salary at the time of termination in installment payments over the course of one year following termination and would be eligible to elect Company-paid COBRA continuation coverage for one year following termination.  The NEOs are required to release the Company from any and all liability in order to be eligible for benefits under the Severance Plan.

POTENTIAL CHANGE IN CONTROL PAYMENTS AND BENEFITS

Generally, awards granted under the Incentive Plans accelerate vesting in the event of an involuntary termination of employment within one year following a Change in Control unless specified otherwise in the applicable award agreement.  A Change in Control, as generally defined in the Incentive Plans, will be deemed to take place on the occurrence of any of the following events: (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding capital stock of the Company entitled to vote in elections of directors (“Voting Power”) of the Company immediately prior to such merger or consolidation hold less than 50 percent of the Voting Power of the surviving or resulting corporation; (ii) a transfer of 30 percent of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50 percent of the Voting Power; or (iii) during any period of 24 months, the persons who at the beginning of such 24-month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.  Pursuant to the award agreements for performance cash awards granted in fiscal 2021, 2022, and 2023, upon an involuntary termination of employment within one year following a Change in Control, the NEO is entitled to accelerated vesting on a pro rata basis, where performance is assumed to be at the Target level and the proration is based on the period worked during the performance period.

Mr. Brinker entered into a change in control agreement with the Company on June 4, 2021, which contains separate Change in Control provisions. The definition of Change in Control generally has the same meaning as in the Incentive Plan described above.  If at any time during the 24 months after a Change in Control occurs Mr. Brinker’s employment were terminated without “Cause,” or if Mr. Brinker were to terminate the agreement for “Good Reason” during the same time period, the Company is obligated to:

•	pay to Mr. Brinker an amount equal to two and one-half times his base salary;
•	pay to Mr. Brinker an amount equal to two and one-half times his Target bonus for the current fiscal year; and
•	if Mr. Brinker elects COBRA coverage with Modine, the Company shall pay his full COBRA premium for eighteen (18) months following his termination of employment.

The Company’s obligation to provide the foregoing benefits is subject to Mr. Brinker’s execution of a full release of any claims against Modine.

The Company has also entered into a Change in Control Agreement and Termination Agreement with Mr. Lucareli and certain other key employees.  The definition of Change in Control generally has the same meaning as in the Incentive Plan described above and the definitions of Good Cause and Good Reason generally have the same meanings as “Cause” and “Good Reason,” respectively, in Mr. Brinker’s employment agreement described above.  For Mr. Lucareli, in the event of a Change in Control, if employment of the employee is terminated by the Company for any reason other than Good Cause, or terminated by the employee for Good Reason within 24 months after the Change in Control occurs, or for any reason during the 13th month after the Change in Control, the Company is obligated to provide the same benefits as described above for Mr. Brinker with the exception that the Company would pay to the employee an amount equal to two times the greater of (i) the sum of his then current base salary and Target bonus, or (ii) his five year average base salary and actual bonus, continue to provide coverage under applicable welfare plans (or the equivalent) for a period of two years, and pay a Supplemental Defined Contribution Benefit for a period of two years.

As described in the Compensation Discussion and Analysis section of the Company’s fiscal 2011 proxy statement, the HCC Committee determined that no substantive changes would be made to any of the existing Change in Control Agreements that were in place with the Company’s employees prior to 2009.  At the same time, the HCC Committee determined that any future agreements with employees which provide for benefits upon a change in control will not provide for excise tax gross ups and any benefits following a change in control under such future agreements would only be payable upon the employee’s involuntary termination other than for Cause or Good Cause or the employee’s voluntary termination for Good Reason.

Ms. Stein, Mr. McGinnis, and Mr. Agen all became officer-level Executives at such a time that the Change in Control provisions of the Severance Plan govern the benefits each would be eligible to receive following a Change in Control.  The definition of Change in Control under the Severance Plan generally has the same meaning as in the Incentive Plan described above and the definition of Good Reason generally has the same meaning as in Mr. Brinker’s employment agreement described above.  In the event of a Change in Control, the Severance Plan provides that if employment is terminated by the Company for any reason other than Cause, or terminated by the NEO for Good Reason within 12 months after the Change in Control occurs, the Company is obligated to provide the following benefits to the terminated NEO: (i) a payment equal to two (2) times her/his annual base salary at the time of termination, (ii) a payment equal to two (2) times the NEO’s target award under the MIP for the fiscal year in progress at the time of her/his termination, and (iii) eighteen (18) months of Company-paid COBRA continuation coverage if the NEO elects such coverage.  “Cause” is defined under the Severance Plan to include the following: (a) engagement in an act of dishonesty constituting a felony that results or is intended to result directly or indirectly in gain or personal enrichment at the expense of Modine; (b) disclosure of confidential information of Modine that results in a demonstrable injury to Modine; or (c) engagement in a willful and continued failure to perform substantially one’s duties on behalf of Modine or to comply with Modine’s Code of Ethics and Business Conduct.

The below table sets forth the potential payments upon termination of employment or change in control for each of the NEOs. if such events had occurred on March 31, 2023, the last day of fiscal 2023.  Due to her voluntary termination of employment after the close of fiscal 2023, Ms. Stein did not receive any payments of amounts below upon her termination. However, as the disclosures below are meant to illustrate payments upon a potential termination as of the last day of the Company’s fiscal year, we have illustrated those potential payments to her for the sake of completeness.  For purposes of the calculations, it is assumed that Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan would be 4.5 percent of base salary for future calendar years.

Potential Payments Upon Termination of Employment or Change in Control Table

Name	Cash Payment ($)	Accelerated Vesting of Equity and Performance Cash ($)(1)	Retirement Plan Benefits: Pension Plan ($)	Perquisites and Continued Benefits ($)	Total ($)

Neil D. Brinker

Death	0	$5,734,114	NA	NA	$5,734,114
Disability	(2)	$5,734,114	NA	(2)	$5,734,114
Involuntary Termination	$1,800,000	0	NA	NA	$1,800,000
Termination if Change in Control	$4,459,375 (4)	$5,758,765	NA	$34,723 (3)	$10,252,862
Change in Control (no termination)	NA	NA	NA	NA	NA

Michael B. Lucareli

Death	0	$5,065,941	$77,853	NA	$5,143,794
Disability	(2)	$5,065,941	$162,949	(2)	$5,228,890
Involuntary Termination	$577,500 (5)	0	$162,949	$21,985 (6)	$762,434
Termination if Change in Control	$2,424,844 (7)	$5,398,109	$162,949	$1,993,500 (8)	$9,979,402
Change in Control (no termination)	NA	NA	NA	NA	NA

Sylvia A. Stein

Death	0	$1,936,874	NA	NA	$1,936,874
Disability	(2)	$1,936,874	NA	(2)	$1,936,874
Involuntary Termination	$411,500 (5)	0	NA	$321 (6)	$411,397
Termination if Change in Control	$1,307,650 (9)	$2,192,265	NA	$482 (3)	$3,500,397
Change in Control (no termination)	NA	NA	NA	NA	NA

Brian J. Agen

Death	0	$1,510,055	$57,098	NA	$1,567,153
Disability	(2)	$1,510,055	$119,509	(2)	$1,629,564
Involuntary Termination	$384,500 (5)	0	$119,509	$0 (6)	$504,009
Termination if Change in Control	$1,221,850(9)	$1,773,751	$119,509	$0 (3)	$3,115,110
Change in Control (no termination)	NA	NA	NA	NA	NA

Eric S. McGinnis

Death	0	$1,512,991	NA	NA	$1,512,991
Disability	(2)	$1,512,991	NA	(2)	$1,512,991
Involuntary Termination	$448,000	0	NA	$22,289 (6)	$470,289
Termination if Change in Control	$1,467,675 (10)	$1,788,847	NA	$33,433 (3)	$3,289,955
Change in Control (no termination)	NA	NA	NA	NA	NA

(1)
Amounts represent the vesting of Retention Restricted Awards and certain performance cash awards and the spread value of the stock options at the closing stock price of $23.05 on March 31, 2023 (the last trading day of fiscal 2023). In addition, a prorated portion of the performance cash awards (based on the period worked during each performance period as of March 31, 2023) is illustrated in the events of a change in control termination of employment or termination of employment due to death or permanent disability.  In the event of a change in control termination of employment, the pro rata vesting of performance cash awards is illustrated at the Target level of performance for all awards.  In the case of death or permanent disability, the pro rata vesting of performance cash awards is illustrated at actual performance of 86% of Target for fiscal 2021 awards, 120% of Target for fiscal 2022 awards, and 190% of Target for fiscal 2023 awards (the current projected achievement).

(2)	Paid in accordance with plans available to all salaried employees.

(3)	Amount consists of COBRA continuation coverage for eighteen months.

(4)	Amount is two and one-half times Base Salary and Target Bonus for fiscal 2023.

(5)	Amount is equal to Base Salary.

(6)	Amount consists of COBRA continuation coverage for one year.

(7)	Amount is equal to (i) two times Base Salary and Target Bonus for fiscal 2023, plus (ii) a pro rata Target Bonus for fiscal 2023.

(8)
Amount consists of $38,198 for two years of welfare plan benefits (or the equivalent); $51,975 for two years of Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan; and $1,903,327 for excise tax and gross up.

(9)	Amount is equal to (i) two times Base Salary and Target Bonus for fiscal 2023.

(10)	Amount is two times Base Salary and Target Bonus for fiscal 2023.

CEO PAY RATIO

As a result of the rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are providing disclosure regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Brinker as the Company’s Chief Executive Officer. The CEO Pay Ratio included in this information is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

When we calculated our median employee with respect to fiscal 2021, where we used a measurement date of March 31, 2021, our fiscal year end, as of which date we employed, in total, approximately 10,900 individuals worldwide.  In determining the employee population from which we identified the median employee, we excluded the 211 employees located in India and 111 employees located in Serbia.  Because of changes in the circumstances of the individuals who were our median employees for the fiscal 2021 and fiscal 2022 calculations, which changes the Company determined would result in a material change to our CEO Pay Ratio, for fiscal 2022 and fiscal 2023, the Company identified another employee whose compensation is substantially similar to the previous compensation of the fiscal 2021 median employee for purposes of the calculations.  There have been no material changes to our aggregate employee population or our overall employee compensation arrangements since last year.  The median employee is a Material Handler based in our Jacksonville, Texas facility.

For each of the employees in our employee population, total annual compensation was calculated by compiling total wages, which included base salary, plus any overtime, shift premiums and cash allowances, actually paid to each member of our workforce (including full-time, part-time, seasonal and temporary employees), other than our CEO. When identifying the median employee, consistent with Item 402(u) of Regulation S-K, we included adjustments for annualizing the pay for any full-time and part-time employees who were employed by us for only part of the year.

Based on the foregoing, the median of the annual total compensation of the Company’s employees (other than Mr. Brinker) was approximately $30,659 for fiscal 2023. Mr. Brinker’s total annual compensation, as reflected in the Summary Compensation Table, was $4,824,132. This yields a CEO Pay Ratio of 1:157.

PAY VERSUS PERFORMANCE

Modine and the HCC Committee strive for alignment between executive compensation and company performance, which we expect will enhance shareholder return over the long-term. This pay-for-performance philosophy is reflected in the design of the compensation program that uses a mix of cash and equity vehicles plus incentives that are tied to strong financial and operational performance measures.

Additionally, in prior years, prior to the finalization of the SEC rules on Pay vs. Performance disclosures, with the assistance of our compensation consultant, we have tested the alignment between CEO compensation and total shareholder return to ensure that CEO pay on a performance-adjusted basis is both reasonable and closely correlated to company performance – i.e., Performance-Adjusted CompensationTM (“PAC”) has moved up in years of good performance and moved down at times of weaker performance. (PAC is actual salary, actual short-term incentive, and performance-adjusted long-term incentive values over rolling three-year periods).

Pay versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between Compensation Actually Paid" (“CAP”) to our CEOs, or principal executive officers ("PEOs"), and our other NEOs as compared to the Company’s total shareholder return (TSR), the TSR of our selected peer group, our GAAP net income, and our Company-selected performance measure, Adjusted EBITDA. For further information concerning the Company’s performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis of this proxy statement.

2023 Pay vs. Performance Table

	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (2)	Summary Compensation Table Total for Third PEO (3)	Compensation Actually Paid to First PEO (1)(4)	Compensation Actually Paid to Second PEO (2)(4)	Compensation Actually Paid to Third PEO (3)(4)	Average Summary Compensation Table Total for Other NEOs (5)	Average Compensation Actually Paid to Other NEOs (4)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM) (7)	Adjusted EBITDA ($MM) (8)

Year									MOD TSR (6)	Peer Group TSR (6)
2023	$4,824,132	N/A	N/A	$8,200,158	N/A	N/A	$2,138,078	$3,658,664	$709.2	$198.9	$153.1	$212.1
2022	$2,013,440	N/A	N/A	$712,768	N/A	N/A	$914,617	$246,552	$277.2	$192.1	$85.2	$158.8
2021	$2,931,370	$1,828,486	$5,838,871	$3,685,253	$4,207,179	$5,556,770	$1,164,622	$1,789,683	$454.5	$193.6	($210.7)	$164.8

(1)	“First PEO” reflects compensation for Modine’s current CEO, Neil Brinker, who assumed the role on December 1, 2020.
(2)	“Second PEO” reflects compensation for Michael Lucareli, who served as interim CEO from August 4, 2020, until December 1, 2020, as well as CFO for the entire fiscal year 2021.
(3)	“Third PEO” reflects compensation for Modine’s former CEO, Thomas Burke, who served in the role until August 4, 2020.
(4)	CAP reflects the SEC methodology, with adjustments for calculating CAP from Summary Compensation Table (“SCT”) values provided in the table below.
(5)	NEOs used for the average NEO for each fiscal year are as follows:
−	2023: Michael Lucareli, Eric McGinnis, Sylvia Stein and Brian Agen.
−	2022: Michael Lucareli, Eric McGinnis, Sylvia Stein, Brian Agen, Matthew McBurney, and Joel Casterton.
−	2021: Sylvia Stein, Matthew McBurney, Joel Casterton, and Scott Bowser. Mr. Lucareli was not included in this year’s average as he served as interim CEO during this year.
(6)
Cumulative TSR is measured as of a beginning date of April 1, 2020 (i.e., March 31, 2020, stock price is the base date for calculation); and peer group TSR reflects values for the S&P 600 Industrials Index, the same benchmark used in our 2023 annual report on Form 10-K.

(7)	Net Income reflects net earnings (loss) attributable to Modine, as disclosed in our financial statements.
(8)
Adjusted EDITDA is defined as “Operating Income” plus “Depreciation and Amortization Expenses,” both as reported externally for the Company’s audited financial statements, plus or minus permitted adjustments. For reconciliations of adjusted EBITDA to the most directly comparable GAAP financial measure, please see the financial tables included in Exhibit 99.1 to both the Current Reports on Form 8-K furnished to the SEC by Modine on May 25, 2022 and May 24, 2023.

Adjustments to Calculate Compensation Actually Paid

			Pension Benefits		Equity Awards
Year	Executive	SCT Total	Deduct SCT Change In Pension Value	Add Pension Service Cost	Deduct SCT Stock & Option Awards	Add Year-End Fair Value of Unvested Equity Granted in Year	Add Fair Value Of Equity Vested and Granted in Year	Add Change in Fair Value of Unvested Awards Granted in Prior Years	Add Change in Fair Value of Vested Equity Granted in Prior Years	Deduct Fair Value of Awards Not Meeting Vesting Conditions	Add Dividends Paid on Unvested Equity	Total CAP (1)
2023	First PEO (Brinker)	$4,824,132	N/A	$0	($1,485,011)	$3,070,765	$0	$1,195,145	$595,127	$0	$0	$8,200,158
	Avg. Non-PEO NEO	$2,138,078	$0	$0	($780,496)	$1,417,493	$0	$717,756	$165,833	$0	$0	$3,658,664
2022	First PEO (Brinker)	$2,013,440	N/A	$0	($1,147,900)	$540,677	$0	($398,489)	($294,961)	$0	$0	$712,768
	Avg. Non-PEO NEO	$914,617	$0	$0	($408,039)	$169,336	$26,867	($259,562)	($119,480)	($77,187)	$0	$246,552
2021	First PEO (Brinker)	$2,931,370	N/A	$0	($2,222,258)	$2,169,102	$807,039	$0	$0	$0	$0	$3,685,253
	Second PEO (Lucareli)	$1,828,486	($14,691)	$0	($780,213)	$2,007,439	$0	$953,896	$212,262	$0	$0	$4,207,179
	Third PEO (Burke)	$5,838,871	N/A	$0	$0	$0	$0	$0	$232,007	($514,108)	$0	$5,556,770
	Avg. Non-PEO NEO	$1,164,622	($8,278)	$0	($278,776)	$494,382	$0	$345,139	$81,547	($8,952)	$0	$1,789,683

(1)	Columns may not sum due to rounding.

Relationship Between Compensation Actually Paid (CAP) and Performance Measures

The Pay versus Performance table above and the charts below illustrate the following:

■
CAP to our PEOs (i.e., CEOs) and average NEOs has generally tracked with our TSR performance – CAP has declined in years where TSR has declined, and CAP has increased in years of positive TSR. This alignment reflects the design choices of our compensation program that include a mix of equity incentives and cash incentives tied to key financial performance indicators, which then translate in our market performance. Additionally, CAP values reflect changes in the value of executives’ outstanding equity holdings that fluctuate with changes in our stock price.

■
CAP has also generally tracked with our Adjusted EBITDA, moving directionally together year-over-year. This is influenced by the use of Adjusted EBITDA as a performance measure in our incentive program, and the measure being a key performance measure influencing the value of our stock. Conversely, CAP has not moved in alignment with Net Income due to the measure’s significant fluctuations as a result of accounting requirements.

■	Modine’s TSR has significantly outperformed the Pay versus Performance comparator group, the S&P 600 Industrials Index, over the 3-year period and in the latest year.

Tabular List Metrics

The table below lists our most important performance measures used to link "Compensation Actually Paid" for our NEOs to company performance over the fiscal year ending March 31, 2023. These measures are used to determine payouts for our annual incentive plan and for our long-term performance cash plan. For more information on our incentive plan measures and goals, refer to the Compensation Discussion and Analysis section of this proxy statement. The performance measures included in this table are not ranked by relative importance.

Most Important Metrics
Adjusted EBITDA Growth
Adjusted EBITDA Margin
Cash Flow ROI
Revenue Growth

ITEM 2 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company annually seeks the advisory vote of its shareholders on its executive compensation program and asks that you support the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis section and accompanying tables contained in this proxy statement.

The HCC Committee and the Company are committed to paying for performance and ensuring that the executive compensation plans of the Company drive value.  This commitment is reflected in the Company’s executive compensation program, which is designed to balance short- and long-term considerations while rewarding management in a way that reflects the Company’s performance over time.

This proposal, commonly known as a “Say on Pay” proposal, gives you the opportunity to indicate your support or lack of support for the Company’s fiscal 2023 pay practices and programs for the NEOs through the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

This vote is not for or against a particular item of compensation but rather is with regard to the executive compensation program, as a whole, for the NEOs.  This shareholder vote is advisory and is, therefore, not binding on the Board of Directors. The Board of Directors will, however, take the outcome of this vote into account when determining NEO compensation for future years.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs.

Vote Required for Approval

Approval of the advisory vote supporting the Company’s executive compensation policies and procedures for its NEOs requires the affirmative vote of a majority of the votes cast thereon, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the vote.

ITEM 3 – ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require that we submit to a vote of our shareholders once every six years a non-binding advisory vote as to the frequency of the “Say on Pay” vote.   As set forth on the proxy card, shareholders may vote to have a Say on Pay vote every one, two or three years, or they may abstain.

The shareholder vote is advisory and is, therefore, not binding on the Board of Directors.  The Board of Directors, however, will take into account the outcome of the vote when considering the frequency of future “Say on Pay” votes.

The Board of Directors recommends that shareholders vote for the frequency of the shareholder advisory vote on the Company’s NEO compensation to occur EVERY YEAR.

Vote Required for Approval

The advisory vote to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years is a plurality vote.  The Company will consider shareholders to have expressed an advisory vote for the frequency that receives the most votes.

ITEM 4 – RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024, to audit the consolidated financial statements of the Company.  Before the Audit Committee selected KPMG, it carefully considered the qualifications of the firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing.  Services provided to the Company and its subsidiaries by KPMG in fiscal 2023 and by PricewaterhouseCoopers LLC (“PwC”), the Company’s former independent registered public accounting firm, in fiscal 2022 are described under Independent Auditors’ Fees for Fiscal 2023 and 2022 below.

If the shareholders do not ratify the appointment of KPMG, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.  If, prior to the Annual Meeting, KPMG declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the meeting will be subject to ratification by the shareholders at the 2023 Annual Meeting of Shareholders.

Representatives of KPMG are expected to be in attendance at the 2023 Annual Meeting of Shareholders.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Change in Registered Public Accounting Firm

On August 16, 2022, following a competitive request-for-proposal process, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023, and dismissed PwC as the Company’s independent registered public accounting firm, in each case, effective on that date.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended March 31, 2022, and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2022 and 2021, and during the subsequent interim periods through August 16, 2022, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such years, and there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2022 and 2021, and during the subsequent interim periods through August 16, 2022, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

INDEPENDENT AUDITORS’ FEES FOR FISCAL 2023 AND 2022

As described above, KPMG served as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2023.  PwC served as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2022.  The following table represents fees for professional audit services rendered by KPMG and PwC for fiscal years 2023 and 2022, respectively, and fees billed for other services rendered by the independent auditor during those annual periods.

(In thousands)	KPMG Fiscal 2023	PwC Fiscal 2022
Audit Fees: (a)	$1,796	$2,807
Audit-Related Fees:	$0	$0
Tax Fees: (b)	$138	$74
All Other Fees:	$0	$0
Total	$1,934	$2,881

(a)
Audit Fees: Fees for professional services performed by the independent auditor for (1) the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (2) the audit of the Company’s internal control over financial reporting; and (3) services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)
Tax Fees: Fees for professional services performed by the independent auditor with respect to tax compliance, tax advice, and tax planning.  This may include preparation of returns for the Company and its consolidated subsidiaries, refund claims, payment planning and tax audit assistance.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm.  Alternatively, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year.  Descriptions of each project are provided to the Audit Committee.  Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services.  The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects.  All of the fees paid to the independent registered public accounting firms in the fiscal years ended March 31, 2023, and March 31, 2022, were approved in advance by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of five members, each of whom has been determined by the Board to be sufficiently experienced, financially literate and independent in accordance with the applicable NYSE listing standards.  Ms. Harper, the Chairperson of the Audit Committee, Mr. Ashleman, Mr. Wilson and Mr. Wulfsohn qualify as audit committee financial experts within the meaning of the SEC rules.

The Audit Committee operates under a written charter adopted by the Board of Directors.  Under its charter, the Audit Committee’s purpose is to assist the Board of Directors in overseeing:

•	The integrity of the Company’s financial statements;

•	The internal control and disclosure control systems of the Company;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of the Company’s internal audit function and independent registered public accounting firm; and

•
The implementation and effectiveness of the Company’s programs to promote ethics and compliance with its legal and regulatory requirements, and the preparation of disclosures required by the SEC relative to the Audit Committee.

The Audit Committee is responsible for appointing and overseeing the work of the Company’s independent registered public accounting firm for the purpose of preparing and issuing an audit report and performing related work, and for discussing with the independent registered public accounting firm appropriate staffing and compensation.  It is also the responsibility of the Audit Committee to ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law, or more frequently if the Audit Committee may deem necessary.

In determining whether to reappoint KPMG as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2024, the Audit Committee considered the qualifications of the firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing.  Each year, members of the Audit Committee prepare written evaluations of KPMG, and the evaluations are considered as part of the reappointment process for the following year, along with input from members of executive management and the head of the Company’s Internal Audit department regarding their views of and experiences with KPMG in its capacity as the Company’s independent registered public accounting firm.

The Audit Committee discussed and approved KPMG’s compensation for its work as the Company’s independent registered public accounting firm based on a number of factors.  These factors included the review of a fee proposal presented by KPMG describing the background of the relationship, the proposed scope of audit, and circumstances distinguishing KPMG’s work in fiscal 2023 from its proposed fiscal 2024 role.  The Audit Committee also received input from management regarding its work experience with the KPMG audit team and the reasonableness and market competitiveness of KPMG’s fee proposal.

In addition, the Audit Committee is charged under its charter with a wide range of responsibilities and authority, including, among others:

•
Retaining, to the extent it deems necessary or appropriate, and with appropriate funding provided by the Company, independent legal, accounting or other advisors, or other services or tools as it deems necessary or appropriate in carrying out its duties;

•	Pre-approval of all audit and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor;

•	Oversight of management’s implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest;

•	Review of the activities and recommendations of the Company’s internal auditing program;

•
Monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual financial statements and key accounting and reporting matters;

•	Monitoring and reviewing the Company’s earnings releases with management and the Company’s independent registered public accounting firm;

•
Evaluating the qualifications, performance and independence of the independent auditor and the lead partner of the independent audit team, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors, and present its conclusions with respect to the independent auditor to the Board;

•	Reviewing the independent registered public accounting firm’s quality control program and any material control issues;

•	Annually reviewing management’s programs to monitor compliance with the Company’s Code of Ethics;

•	Annually reviewing with management the assumptions and disclosures related to the defined benefit and post-employment benefit plans;

•	Reviewing with management at least semi-annually the status, policies and procedures relating to Company common stock held in any such plan; and

•
Review and approve the Company’s initiatives, metrics, tracking and disclosures concerning environmental and sustainability measures in connection with environmental, social and governance (ESG) reporting, and monitor the Company’s progress with respect to such initiatives and metrics.

The Audit Committee met eight times during the fiscal year ended March 31, 2023.  The Audit Committee has an appropriate number of meetings to ensure that it devotes appropriate attention to all of its responsibilities.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors and compliance personnel, in each case without any other member of the Company’s management being present.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements, including the Company’s audited financial statements, prior to their issuance, and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with KPMG matters relating to its independence, after receiving the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, for filing with the SEC.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity.  The Audit Committee completes its review of the matters described above prior to the public announcements of financial results.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and its report on the effectiveness of the Company’s internal control over financial reporting, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal control over financial reporting.

THE AUDIT COMMITTEE

Katherine C. Harper, Chair
Eric D. Ashleman
Christopher W. Patterson
David J. Wilson
William A. Wulfsohn

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and certain persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of equity securities of Modine and derivative securities of Modine with the SEC.  Those “reporting persons” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of those filings and other information furnished by the reporting persons, we believe that all of the Company’s reporting persons complied during the fiscal year ended March 31, 2023 with the reporting requirements of Section 16(a) of the Exchange Act, except that due to an administrative error in each case, one late Form 4 was filed on behalf of each of Messrs. Lucareli and Agen, and Ms. Stein.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2023 Annual Meeting of Shareholders.  Should any additional matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their best judgment.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you holding a virtual meeting instead of a physical meeting?

In light of significant improvements in technology and changes in applicable law in recent years, we have again determined to hold an entirely virtual meeting.  We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting.

Why did I receive a separate Notice of Internet Availability of Proxy Materials this year?

In order to be efficient with the Company’s resources, and in keeping with our commitment to sustainable practices, we have chosen to taken advantage of SEC rules that allow us to make our proxy statement and other Annual Meeting materials available to you on the Internet.

How can I access the proxy statement and other Annual Meeting Materials on the Internet?

On or about July 7, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, advising them that this proxy statement and our annual report on Form 10-K for the fiscal year ended March 31, 2023, along with voting instructions, may be accessed over the Internet at www.proxyvote.com.  You may access these materials and vote your shares over the Internet, or request that a printed copy of the materials be sent to you.

How do I receive a copy of the printed proxy statement and Annual Meeting materials?

If you want to receive a paper or e-mail copy of these materials, you must make the request over the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com. There is no charge to you for requesting a paper or e-mail copy. If you would like to receive a paper or e-mail copy of the Annual Meeting materials, please make your request on or before August 3, 2023, in order to facilitate timely delivery. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

How may I access the virtual Annual Meeting?

You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/MOD2023 where you will be able to attend and participate online, vote your shares electronically, and submit questions prior to and during the meeting.

How do I ask questions during the Annual Meeting?

You may submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MOD2023, where you will enter the 16-digit control number found on the proxy card or voter instruction form provided to you with this proxy statement.  Shareholders who do not have a 16-digit control number should contact their bank or broker to obtain one.

Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/MOD2023. Shareholders who have been provided or obtained a 16-digit control number may submit a question during the meeting at www.virtualshareholdermeeting.com/MOD2023 after logging in with that control number.

Shareholder questions must be pertinent to matters properly before the meeting.  The Annual Meeting is not to be used as a forum to present views that are not directly related to the business before the Annual Meeting.  Recording of the Annual Meeting is prohibited.  A webcast playback will be available at www.virtualshareholdermeeting.com/MOD2023 24 hours after the completion of the meeting.

Any additional information regarding the rules and procedures for participating in the Annual Meeting will be available during the meeting on the meeting website.  We encourage you to access the Annual Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/MOD2023 approximately 15 minutes before the Annual Meeting starts on August 17, 2023.  If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on June 23, 2023, the record date for the Annual Meeting.  A total of 52,218,756 shares of common stock were outstanding as of the record date and entitled to vote at the Annual Meeting.  You are entitled to one vote for each share of common stock you own.

How do I vote?

You may vote your shares electronically via the Internet, electronically at the Annual Meeting, by telephone or by a properly appointed proxy.

Registered Holders

Registered holders may vote prior to the Annual Meeting (i) by completing and mailing the proxy card, or (ii) electronically via the Internet, or (iii) by calling Broadridge Financial Solutions, Inc.  Specific instructions for each voting option are set forth on the Notice or the proxy card.  You may also vote electronically at the Annual Meeting.

The Internet and telephone voting procedures on the Notice or the proxy card to vote your shares prior to the Annual Meeting are for your convenience and reduce costs for Modine.  The procedures are designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Street Name Holders

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.  If your bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, your voting form will provide you with instructions.

401(k) Retirement Plan Participants

If you are a participant in one of Modine’s 401(k) Retirement Plans, you will receive a proxy on which you may indicate your voting instructions for the shares held in your plan account.  The trustee for the plan, Equiniti Trust Company, will vote your shares as you direct.  If a proxy is not returned for shares held in a plan, the trustee generally will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted, although it may do otherwise in its discretion.

May I vote during the Annual Meeting?

Although we encourage you to vote via the Internet, complete and return the proxy card or vote by telephone prior to the Annual Meeting to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares electronically at the Annual Meeting.

What does the Board of Directors recommend?

The Board of Directors’ recommendation is included with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

“FOR” election of each of the Company-nominated directors for terms expiring in 2026 (see Item 1); and

“FOR” approval of the Company’s NEO compensation (see Item 2);

For “EVERY YEAR” as to the frequency of the shareholder advisory vote on the Company’s NEO compensation (see Item 3); and

“FOR” ratification of the Company’s independent registered public accounting firm (see Item 4).

Unless you give other instructions, the persons named as proxies will vote “FOR” Items 1, 2, 3 and 4.

What if other matters come up at the Annual Meeting?

To our knowledge, the matters described in this proxy statement are the only matters that will be subject to a vote at the Annual Meeting.  If other matters are properly presented, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

Yes, you may change your vote by revoking your proxy.  You may revoke your proxy by:

•      submitting a new proxy;

•      giving written notice before the Annual Meeting to the Company’s Secretary stating that you are revoking your previous proxy;

•      revoking your proxy in the same manner you initially submitted it – by mail, Internet, or the telephone; or

•      virtually attending the Annual Meeting and voting your shares electronically at the Annual Meeting.

If you decide to vote your shares electronically at the Annual Meeting, we prefer that you first revoke your prior proxy in the same way you initially submitted it – that is, by mail, Internet or the telephone.  The presence at the Annual Meeting of a shareholder who has made an effective proxy appointment does not, by itself, constitute a revocation of a proxy appointment.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Voting on the Election of Directors (Item 1)

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Advisory Vote on NEO Compensation (Item 2)

Approval of the advisory resolution on the Company’s NEO compensation policies and procedures for its NEOs requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Advisory Vote on the Frequency of Shareholder Advisory Vote on the Company’s Execution Compensation (Item 3)

Approval of the advisory resolution on the frequency of shareholder advisory vote on the Company’s executive compensation requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Voting on the Ratification of Independent Registered Public Accounting Firm (Item 4)

Approval of this proposal requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Who will count the votes?

Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes under the supervision of the Inspectors of Election appointed by the Board of Directors.

Shareholder Proposals for 2024 Annual Meeting

Shareholder proposals for the 2024 Annual Meeting of Shareholders of the Company must be received no later than March 9, 2024 at the Company’s principal executive office, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, directed to the attention of the Company’s Secretary, in order to be considered for inclusion in next year’s Annual Meeting proxy material under the proxy rules of the SEC.  Written notice of shareholder proposals and director nominations for the 2024 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year’s annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no earlier than April 19, 2024 and no later than May 19, 2024 at such offices, directed to the attention of the Company’s Secretary, and must be submitted in accordance with the requirements of the Bylaws of the Company.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules for the Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by June 18, 2024.

Who pays for this proxy solicitation?

Modine pays for the proxy solicitation.  Directors, officers and employees of Modine, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile transmission or other means.  Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

How may I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements.  Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail.  See the next two questions and answers and your proxy card for more information.

What happens if multiple shareholders share the same address?

We have adopted a procedure called “householding,” so we are sending only one Notice to shareholders with the same last name at a single address, unless we have received instructions to do otherwise.  Householding reduces our printing and postage costs.  If a shareholder of record wishes to receive a separate copy of a proxy statement or annual report in the future, he or she may tell us so by providing written notice to the Company’s Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, WI 53403-2552, or oral notice by calling 262-636-1517.  Upon written or oral request, the Company will promptly send a copy of either document.

Shareholders of record sharing the same address and receiving multiple copies of the Notice may request householding by contacting us in the same manner.  If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

Notice
of Meeting
and Proxy
Statement

2023	Annual Meeting
of Shareholders

MODINE MANUFACTURING COMPANY C/O CORPORATE SECRETARY 1500 DEKOVEN AVENUE RACINE, WI 53403-2552
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on August 14, 2023 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on August 14, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by phone or Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V19567-P94574	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MODINE MANUFACTURING COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Mr. Eric D. Ashleman	☐	☐	☐

	1b.	Ms. Marsha C. Williams	☐	☐	☐

	1c.	Mr. William A. Wulfsohn	☐	☐	☐

							For	Against	Abstain

2.	Advisory approval of the Company's named executive officer compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 Year 2 Years 3 Years Abstain

						☐	☐	☐	☐

3.	Advisory vote on the frequency of shareholder advisory votes on the Company's named executive officer compensation.						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For Against Abstain

4.	Ratification of the appointment of the Company's independent registered public accounting firm.						☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted FOR the election of ALL nominees listed above and FOR Items 2 and 4 and 1 YEAR.

Please sign exactly as your name(s) appear(s) on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 17, 2023 – the Notice and Proxy Statement and Annual Report are available at www.proxyvote.com and www.modine.com.

V19568-P94574

Annual Meeting of Shareholders
Thursday, August 17, 2023
8:00 AM CDT
This proxy is solicited by the Board of Directors

If you consented to access your proxy information electronically, you may view materials and/or vote these shares by going to www.proxyvote.com.

The undersigned hereby appoints Michael B. Lucareli and Kathleen T.  Powers, or  either of  them, with full power of  substitution to  each, as  attorneys and proxies to represent the undersigned at the 2023 Annual Meeting of Shareholders of Modine Manufacturing Company to be held at www.virtualshareholdermeeting.com/MOD2023 on August 17, 2023 at 8:00 A.M. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxy and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

Modine 401(k) Retirement Savings Plan-Voting Instructions to Trustee, Equiniti Trust Company, for the Annual Meeting of Shareholders. If you are a participant in the Modine 401(k) Retirement Savings Plan, you have the right to give instructions to the Trustee as to the voting of shares of Modine Manufacturing Company common stock held in the plan account. The voting of those shares will occur at the 2023 Annual Meeting of Shareholders  or at any adjournment(s) thereof. In this regard, please indicate your voting choices on the card, sign and date it, and return this card promptly in the enclosed postage-paid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in an account for which a proxy is not received will generally be voted by the Trustee, Equiniti Trust Company, in the same proportion that all shares in the plan for which voting instructions have been received are voted although it may do otherwise in its discretion.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Continued and to be signed on reverse side.